NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION FOR IMMEDIATE RELEASE THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION 8 June 2026 RECOMMENDED CASH ACQUISITION of TATE & LYLE PLC ("TATE & LYLE") by INGREDION INCORPORATED ("INGREDION") to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006 Summary • The boards of Ingredion and Tate & Lyle are pleased to announce that they have reached agreement on the terms and conditions of a recommended cash offer by Ingredion for the entire issued and to be issued ordinary share capital of Tate & Lyle (the "Acquisition"). • Under the terms of the Acquisition, Tate & Lyle Shareholders will be entitled to receive in aggregate: o 595 pence in cash per Tate & Lyle Share (the "Cash Consideration"); plus o a final dividend in relation to the financial year ended 31 March 2026 of no greater than 13.2 pence per ordinary Tate & Lyle Share (the "2026 Final Dividend"); plus o an interim dividend in relation to the six-month period ended 30 September 2026 of no greater than 6.8 pence per ordinary Tate & Lyle Share (the "2027 Interim Dividend" and together with the 2026 Final Dividend, the "Permitted Dividends"). • The Cash Consideration values the entire issued and to be issued share capital of Tate & Lyle at approximately £2.7 billion ($3.6 billion) on a fully diluted basis, with an implied enterprise value of £3.7 billion ($5.0 billion), and represents a premium of approximately: o 58.7 per cent. to the closing share price of Tate & Lyle Shares on 13 May 2026 (being the last Business Day prior to the start of the Offer Period) (the "Undisturbed Date"); o 65.2 per cent. to the volume-weighted average price of Tate & Lyle Shares for the three months ended on the Undisturbed Date; and o 61.6 per cent. to the volume-weighted average price of Tate & Lyle Shares for the six months ended on the Undisturbed Date. • The total value of the Cash Consideration and Permitted Dividends of up to 615 pence per Tate & Lyle Share represents a headline offer premium of approximately: o 64.0 per cent. to the closing share price of Tate & Lyle Shares on the Undisturbed Date; EXHIBIT 10.1

- 2 - o 70.8 per cent. to the volume-weighted average price of Tate & Lyle Shares in the three months ended on the Undisturbed Date; and o 67.0 per cent. to the volume-weighted average price of Tate & Lyle Shares in the six months ended on the Undisturbed Date. • The Cash Consideration and Permitted Dividends (assuming the Permitted Dividends are declared and paid in full) together value the entire issued and to be issued share capital of Tate & Lyle at approximately £2.8 billion on a fully diluted basis with an implied enterprise value of £3.8 billion. • The Permitted Dividends will be paid (subject to the approval of the Tate & Lyle Directors and, in the case of the 2026 Final Dividend, the requisite approval of Tate & Lyle Shareholders) in line with Tate & Lyle's ordinary course 2026 and 2027 financial year dividend calendars, in each case without any reduction in the Cash Consideration payable under the Acquisition. If, on or after the date of this announcement and before the Effective Date, any dividend and/or other distribution and/or other return of capital (other than the Permitted Dividends) is declared, made or paid or becomes payable in respect of Tate & Lyle Shares, Ingredion reserves the right to reduce the Cash Consideration by an amount up to the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this announcement to the Cash Consideration will be deemed to be a reference to the Cash Consideration as so reduced. Any exercise by Ingredion of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Scheme. • The Tate & Lyle Directors unanimously intend to recommend the Acquisition. • Irrevocable undertakings to vote in favour of the Scheme (and if Ingredion, subject to the consent of the Panel and the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion) have been received in respect of an aggregate of 76,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs) representing approximately 17.1 per cent. of the existing issued ordinary share capital of Tate & Lyle as at 5 June 2026 (being the last Business Day prior to the date of this announcement) (“Latest Practicable Date”). • It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (although Ingredion reserves the right to effect the Acquisition by way of an Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement). The Conditions to the Acquisition (including the Material Antitrust Conditions highlighted in paragraph 6) are set out in full in Appendix 1 to the full announcement. Recommendation of the Tate & Lyle Directors • The Tate & Lyle Directors, who have been so advised by Goldman Sachs and Greenhill as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Tate & Lyle Directors, Goldman Sachs and Greenhill have taken into account the commercial assessments of the Tate & Lyle Directors. Goldman Sachs and Greenhill are providing independent financial advice to the Tate & Lyle Directors for the purposes of Rule 3 of the Takeover Code. • Accordingly, the Tate & Lyle Directors intend to recommend unanimously that Tate & Lyle Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the

- 3 - Acquisition as an Offer, to accept any Offer by Ingredion) as the Tate & Lyle Directors who hold Tate & Lyle Shares or Tate & Lyle ADSs have irrevocably undertaken to do in respect of their own beneficial holdings (and the beneficial holdings of their close relatives and related trusts), being, in aggregate, 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 0.3 per cent. of the existing issued ordinary share capital of Tate & Lyle as at the Latest Practicable Date. Background to and reasons for the Recommendation of the Tate & Lyle Directors Tate & Lyle today and its strategic transformation • Tate & Lyle is a speciality food and beverage solutions business. Powered by over 165-years of science and ingredient innovation, Tate & Lyle partners with customers to meet growing consumer demand for healthier, more nutritious and sustainable food and drink. Through its leading expertise in sweetening, mouthfeel and fortification, Tate & Lyle develops ingredients and solutions which reduce sugar, calories and fat, and add fibre and protein to food and drink, across categories including beverage, dairy, bakery and snacks, and soups, sauces, and dressings. Tate & Lyle’s purpose is Transforming Lives through the Science of Food. By living its purpose, and through its broad product portfolio, solutions expertise and deep understanding of the global food and beverage market; Tate & Lyle helps to address key societal challenges such as obesity, diabetes, nutritional deficiency and the impact of climate change. • In recent years, Tate & Lyle has successfully completed a major strategic and structural transformation. Through two transactions completed in April 2022 and June 2024, Tate & Lyle sold its Primary Products ("Primient") commodity business in the Americas to KPS Capital Partners, LLP. Tate & Lyle then acquired CP Kelco, a leading global provider of pectin and speciality gums in November 2024 to create a leader across its sweetening, mouthfeel and fortification platforms with a unique product portfolio and enhanced formulation capabilities significantly increasing Tate & Lyle’s ability to be a solutions partner of choice for its customers. Together, the Primient disposal followed by the CP Kelco acquisition, transformed Tate & Lyle into a growth-focused leading and differentiated speciality food and beverage solutions business, directly aligned with attractive structural and growing consumer trends for healthier, more nutritious and sustainable food and drink. Following this strategic transformation, Tate & Lyle now has around 5,000 employees working in 75 locations in 37 countries, serving customers in more than 120 countries. • In July 2025, having successfully completed its strategic transformation, Tate & Lyle presented an updated medium-term strategic roadmap, aiming to accelerate growth through the powerful combination of its enlarged portfolio, and deliver attractive returns to shareholders. Tate & Lyle outlined a medium-term financial algorithm, targeting 4-6 per cent. organic revenue growth, Adjusted EBITDA growth ahead of Revenue, and Adjusted EPS growth ahead of Adjusted EBITDA, while maintaining free cash flow conversion greater than 75 per cent., and maintaining a strong balance sheet, targeting net debt to EBITDA of 1.0x to 2.5x. Outlook for Tate & Lyle • Despite the strong, fundamental long-term growth drivers for the ingredients sector, over the last year the operating environment for ingredients companies and their customers has deteriorated, with consumer sentiment weakening across all major regions. Amid slowing near- term growth, Tate & Lyle and several listed Ingredients and CPG companies across the food and beverage sector have lowered guidance and expectations for near-term future performance.

- 4 - • In October 2025, Tate & Lyle outlined the impact of this slowing demand in the North American and European markets on Tate & Lyle Group revenue and earnings growth. At the end of a financial year which featured a number of challenges including softer market demand than anticipated, an increasingly complex geopolitical landscape and the integration of two large global businesses, Tate & Lyle delivered 3 per cent. revenue decline and 3 per cent. pro forma Adjusted EBITDA decline for the year ended 31 March 2026, in line with expectations (as outlined in October 2025). During its 2026 financial year, Tate & Lyle delivered over $50 million of productivity savings and increased the target for its 5-year productivity programme by a further $50 million to deliver $200 million of savings by the end of the 2028 financial year. The Tate & Lyle Group also met its CP Kelco combination $50 million annualised run-rate synergy target a year ahead of plan as it completed the integration of the CP Kelco business and began to illustrate the power of the combination by driving increased levels of customer traction and an enlarged new business pipeline. • Given the continued challenging economic backdrop and muted market demand, the near-term priorities for Tate & Lyle are to drive volume-led growth and strengthen financial performance through four priority actions focused on: (i) targeted investments to accelerate customer wins; (ii) delivering the full benefits of the CP Kelco combination; (iii) accelerating productivity across the enlarged Tate & Lyle Group; and (iv) continued balance sheet focus aligned with clear capital allocation priorities. • As announced in the Tate & Lyle FY26 Financial Results, Tate & Lyle expects to deliver for the year ending 31 March 2027 (on a constant currency basis), modest revenue growth underpinned by volume growth, weighted to the second half, and broadly flat EBITDA before the c.$20 million impact of the rescheduling of the consolidation of bio-gums capacity. Tate & Lyle’s outlook assumes a limited impact from the conflict in the Middle East, and it is taking actions to mitigate cost inflation through a range of initiatives including procurement activities, operational discipline and pricing action. • The Tate & Lyle Board remains fully confident in the ongoing execution of its strategic plan and that its successful delivery through volume-led growth and strengthened financial performance will create value for the Tate & Lyle Shareholders over time. However, the financial performance in the 2026 financial year was disappointing and, while actions are being taken with urgency to return the business to top-line growth, the continuation of the current challenging market environment creates risks and uncertainties in the timing of delivery of Tate & Lyle’s financial algorithm. Proposal from Ingredion and considerations in respect of the Acquisition • The Tate & Lyle Board was not seeking and did not solicit an offer for Tate & Lyle, though it regularly considers all options for driving and improving shareholder value. The initial unsolicited proposal received from Ingredion at 530 pence per Tate & Lyle Share (at a consideration comprising 80 per cent. cash and 20 per cent. shares of Ingredion) was not at a level which the Tate & Lyle Board felt reflected an appropriate valuation of Tate & Lyle and its future prospects. Following four further proposals from Ingredion, the Board negotiated a proposal which delivers total value of up to 615 pence per Tate & Lyle Share in cash to Tate & Lyle Shareholders comprising cash consideration of 595 pence per Tate & Lyle Share, a final dividend for the financial year to 31 March 2026 of up to 13.2 pence per Tate & Lyle Share and an interim dividend for the six months to 30 September 2026 of up to 6.8 pence per Tate & Lyle Share. The Tate & Lyle Directors felt that this proposal from Ingredion required more detailed consideration.

- 5 - • In considering the financial terms of the Acquisition and determining whether they reflect an appropriate valuation of Tate & Lyle and its future prospects, the Tate & Lyle Board took into account several factors including that: o the Acquisition reflects the strength of Tate & Lyle’s business and its future prospects, and provides an opportunity for Tate & Lyle Shareholders to crystallise, in cash, the value of their investments at a fair and reasonable value; o the total value of up to 615 pence per Tate & Lyle Share represents an attractive premium of:  64.0 per cent. to the Closing Price of Tate & Lyle Shares on the Undisturbed Date;  70.8 per cent. to the volume-weighted average price of Tate & Lyle Shares in the three months ended on the Undisturbed Date; and  67.0 per cent. to the volume-weighted average price of Tate & Lyle Shares in the six months ended on the Undisturbed Date; o the Cash Consideration and Permitted Dividends (assuming the Permitted Dividends are declared and paid in full) implies an enterprise value of approximately 9.1 times Tate & Lyle’s Adjusted EBITDA for the 12 months ended 31 March 2026; o the certainty of the Acquisition should be weighed against the inherent uncertainty of the delivery of future value that exists in the business, particularly in the near-term, given the current uncertainty in the global macroeconomic environment, suppressed consumer sentiment and the markets in which Tate & Lyle operates; and o the Acquisition is expected to deliver more risk-adjusted near-term value to Tate & Lyle Shareholders than other strategic options considered by the Tate & Lyle Board. • Accordingly, while the Tate & Lyle Board remains confident in its ability to deliver attractive value for the Tate & Lyle Shareholders over the medium to long term, the Tate & Lyle Directors believe that the financial terms of the Acquisition represent an attractive opportunity for Tate & Lyle Shareholders to realise a certain cash value for their investment on completion of the Acquisition relative to the risks inherent in the execution of Tate & Lyle’s strategy. • The Tate & Lyle Board has also carefully considered the execution certainty associated with the Acquisition. The commitments provided by Ingredion to satisfy the regulatory Conditions, including the undertaking to take all necessary steps to satisfy the regulatory Conditions as soon as reasonably practicable and in sufficient time to enable completion to occur at least three months prior to the Long Stop Date, subject only to the Regulatory Undertaking Carve- out, were important considerations in the Tate & Lyle Board’s assessment of the Acquisition and its decision to recommend the Acquisition to the Tate & Lyle Shareholders. • In considering the Acquisition, the Tate & Lyle Board has taken into account Ingredion’s stated intentions for the business and all its stakeholders, including its employees, customers, and broader network of stakeholders. • Following careful consideration of the financial terms of the Acquisition and the commitments made by Ingredion to manage transaction execution risks, the combination of value and certainty that the terms of the Acquisition provide to Tate & Lyle Shareholders, and the above factors, the Tate & Lyle Directors intend to unanimously recommend that Tate & Lyle Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Tate & Lyle Directors who hold Tate & Lyle Shares or

- 6 - Tate & Lyle ADSs (and those of their spouse, minor children and/or related trusts (if applicable)), amounting in aggregate to 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs) representing approximately 0.3 per cent. of the issued share capital of Tate & Lyle as at the Latest Practicable Date. Background to and reasons for the Acquisition by Ingredion • Ingredion believes that the Acquisition of Tate & Lyle represents a compelling opportunity to accelerate its customer solutions-led growth strategy to create a scaled specialty ingredients platform. • The combination would bring together complementary portfolios, technical expertise and geographic networks. Together, Ingredion and Tate & Lyle would be better placed to help customers address growing consumer demand for food and beverage products that are affordable, nutritious and high-quality. The combination also brings together a broader portfolio of specialty non-food ingredients for customers in the paper making, pharmaceutical, personal, and home care segments. • The Acquisition offers strategic, operational and financial benefits, that include: o Bolstering Ingredion’s portfolio and creating significant strategic growth opportunities  Broadens Ingredion’s specialty ingredients platform across texturants, sugar reduction, and fortification.  Adds complementary capabilities for multi-ingredient systems and recipe development.  Expands Ingredion’s ability to address customer needs across a wider range of end use categories and applications. o Creating a complementary and differentiated portfolio for texture and sugar reduction  Combines Ingredion’s texture and sugar reduction capabilities with Tate & Lyle’s expertise in mouthfeel, sweetening, and fortification.  Positions the Combined Group to better help customers address growing consumer demand for food and beverage products that are safe, high quality, affordable, great tasting, and healthier. o Diversifying Ingredion’s global platform with critical scale in North America, Europe and Emerging Markets  Brings together complementary geographic supply networks across the Americas, Europe, the Middle East and Africa, and Asia Pacific.  Delivers faster, more reliable and cost-effective ingredients and solutions for customers and consumers worldwide.  Enhances local market insights to better anticipate regional customer needs and consumer preferences. o Delivering solutions for diverse consumer needs across the value chain

- 7 -  Combines applications expertise, customer-led formulation capabilities and expanded customer centric data insights to deliver more integrated, higher-value ingredient solutions at an affordable price for end consumers.  Enables closer partnership with customers – from concept development through to commercialization – by building cost-effective bespoke ingredient solutions to meet customer needs, and by deepening Ingredion’s innovation and formulation capabilities while accelerating and optimizing speed-to-market. o Enhancing IP and technological capabilities to drive innovation  Unifies two respected brand names with more than a century of history, each known for innovation, quality, service, and trust in the ingredients space.  Combines complementary IP, technology, talent and applications capabilities to support faster innovation and next-generation ingredient systems development.  Enhances the ability to develop systems-based solutions across mouthfeel, sweetening, and fortification, including solutions that support healthier product offerings. o Delivering significant financial benefits and value creation under a prudent financial structure  The Combined Group would represent approximately $9.9 billion of revenue, adjusted EBITDA of $1.8 billion, and have significantly improved free cash flow conversion.  The Cash Consideration implies a pre-synergy total enterprise value to adjusted EBITDA (pre-share-based payments) multiple of approximately 8.8 times, with significant benefits expected in the form of cost synergies.  The integration is expected to deliver significant run-rate net cost synergies of approximately $130 million, which are expected to be fully realized by the end of 2030. The one-off costs to achieve these annual cost savings are expected to amount to approximately $175 million in aggregate by the end of 2030.  The potential sources of cost synergies are expected to be derived from selling, general and administrative expenses (approximately 60 per cent) as well as cost of goods sold (approximately 40 per cent) and will be achieved from Ingredion and Tate & Lyle’s combined businesses through a combination of: • procurement savings; • network flow optimizations; • logistics & warehousing; • operating & IT expenses; and • management & public company cost savings.  The Acquisition is expected to be accretive to adjusted EPS by more than 15 per cent. in the first full fiscal year following the Effective Date.  The Combined Group will maintain a disciplined capital allocation framework and will prioritize debt paydown with a commitment to preserving an investment grade rating.

- 8 - The Combined Group expects pro forma net debt to adjusted EBITDA to be approximately 3 times at the Effective Date, decreasing to approximately 2.5 times within 18 months post-Effective Date. Irrevocable undertakings • Ingredion has received irrevocable undertakings from each of the Tate & Lyle Directors that hold Tate & Lyle Shares or Tate & Lyle ADSs to vote (or, where applicable procure the voting) in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co- operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion), in respect of a total of 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 0.3 per cent. of the existing issued ordinary share capital of Tate & Lyle as at the Latest Practicable Date. • Ingredion has also received an irrevocable undertaking to vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion) from Huber Equity Corporation (“Huber”) in respect of a total of 75,000,000 Tate & Lyle Shares representing, in aggregate, approximately 16.8 per cent. of Tate & Lyle’s existing issued ordinary share capital as at the Latest Practicable Date. • Ingredion has therefore received irrevocable undertakings in respect of a total of 76,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs) representing, in aggregate, approximately 17.1 per cent. of Tate & Lyle’s existing ordinary share capital in issue as at the Latest Practicable Date. Further details of these irrevocable undertakings are set out in

- 9 - • Appendix 3 to the full announcement. Timetable and conditions • It is intended that the Acquisition will be implemented by way of the Scheme (although Ingredion reserves the right to effect the Acquisition by way of an Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement). The terms of the Acquisition will be put to Tate & Lyle Shareholders at the Court Meeting and the General Meeting (which is expected to take place immediately following the Court Meeting). The Meetings are required to enable Tate & Lyle Shareholders to consider and, if thought fit, vote in favour of Resolutions to approve the Scheme and its implementation. In order to become Effective, the Scheme must be approved at the Court Meeting by a majority in number of Scheme Shareholders, present and voting (and entitled to vote), whether in person or by proxy, representing 75 per cent. or more in nominal value of the Scheme Shares held by those Scheme Shareholders. The Scheme also requires the passing of the Resolutions at the General Meeting. Following the Court Meeting and the General Meeting, the Scheme must also be sanctioned by the Court. The Scheme is expected to become Effective during the second half of 2027, subject to the satisfaction or (where applicable) waiver of the Conditions (in particular the Material Antitrust Conditions, as highlighted at paragraph 6). • The entitlement of Tate & Lyle ADS Holders to the Cash Consideration and Permitted Dividends under the terms of the Acquisition in respect of the Tate & Lyle Shares underlying their Tate & Lyle ADS will be determined in accordance with the terms of the Deposit Agreement. Further details are set out in paragraph 17 of this announcement. • The Acquisition will be on the terms and subject to the Conditions set out in Appendix 1 to this announcement and to be set out in the Scheme Document. The Conditions include, amongst others: o the approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Tate & Lyle (or the relevant class or classes thereof, if applicable) at the Scheme Voting Record Time, present and voting (and entitled to vote) at the Court Meeting; o the passing of all resolutions required to approve and implement the Scheme by the requisite majority or majorities of Tate & Lyle Shareholders at the General Meeting; o the satisfaction or waiver of the Material Antitrust Conditions further detailed in paragraph 6 of this announcement, to which the attention of shareholders is specifically drawn, and should be read carefully; o the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Ingredion and Tate & Lyle); and o following the sanction of the Scheme by the Court, the delivery of a copy of the Scheme Court Order to the Registrar of Companies for registration. • Full details of the Acquisition will be provided in the Scheme Document. It is expected that the Scheme Document, containing further information about the Acquisition and notices of the Meetings, together with the associated forms of proxy, will be posted to Tate & Lyle Shareholders as soon as practicable and, in any event, within 28 days of this announcement (or such later time as Tate & Lyle and Ingredion may agree, with the consent of the Panel). An expected timetable of key events relating to the Acquisition will be provided in the Scheme Document.

- 10 - • Commenting on the Acquisition, David Hearn, Chairman of Tate & Lyle, said: "Over the last few years, Tate & Lyle has been successfully repositioned as a leading global speciality food and beverage solutions business aligned to growing consumer demand for healthier, more nutritious and sustainable food and drink. I would like to recognise the exceptional contribution of the team at Tate & Lyle for their talent, insight and commitment which has been a key driver of this transformation and the business we have built. Looking forward, we believe the next chapter with Ingredion will create a business with even greater potential, greater scale, and increased investment in innovation in support of customers. The Board of Tate & Lyle believes Ingredion's offer represents an attractive opportunity for shareholders to crystallise value in cash, and that it will be an excellent steward of Tate & Lyle. The Board therefore unanimously recommends Ingredion’s offer to Tate & Lyle shareholders." • Commenting on the Acquisition, Jim Zallie, Chairman of the Board and Chief Executive Officer of Ingredion, said: "Combining Ingredion and Tate & Lyle’s complementary portfolios creates a global leader in ingredient solutions with the expertise and geographic reach to help shape the future of food. The combined business will be better positioned to serve customers’ needs for the development of great-tasting, healthier and affordable food products that consumers demand. This compelling combination will create exciting new possibilities for employees and generate significant value for all stakeholders." This summary should be read in conjunction with, and is subject to, the following full announcement and its Appendices. The Acquisition will be subject to the Conditions and other terms set out in the full announcement, including Appendix 1 to the full announcement, and to the full terms and conditions which will be set out in the Scheme Document. The Conditions to, and certain further terms of, the Acquisition are set out in Appendix 1 to the full announcement. The sources and bases of calculation of certain information contained in this announcement are set out in Appendix 2 to the full announcement. Details of irrevocable undertakings received by Ingredion are set out in

- 11 - Appendix 3 to the full announcement. Details of the Tate & Lyle Statement (which constitutes a profit forecast for purposes of the Takeover Code) and certain confirmations from the Tate & Lyle Directors in respect of the Tate & Lyle Statement are set out in Appendix 4. Certain terms used in this announcement are defined in Appendix 5 to the full announcement.

- 12 -

Investor presentation

Ingredion will host a conference call for investors and analysts on the date of this Announcement at 7.00 a.m. Central Time/ 1.00 p.m. British Summer Time to discuss the Acquisition. A live webcast and accompanying presentation will be available at https://ir.ingredionincorporated.com/events-and-presentations. No information presented on the conference call or in the accompanying presentation will form a part of this Announcement.

Enquiries:

Ingredion Incorporated	
Noah Weiss, Vice President, Investor Relations and Corporate Communications	+1 773 896 5242
J.P. Morgan (Sole Financial Adviser to Ingredion)	
Anu Aiyengar	+44 (0) 20 3493 8000
Dwayne Lysaght	+1 212 270 6000
Edouard Metrailler	
Patrick Gallagher	
Brunswick Group (PR Adviser to Ingredion)	
Jayne Rosefield	+44 20 7404 5959
Dave Carlson	+1 312 800 8120
Charles Pretzlik	
Ed Brown	
David Blackburn	
Email: INGREDION@brunswickgroup.com	
Tate & Lyle PLC	
Investors	
Kate Postans, VP Investor Relations	+44 (0) 7796 192 688
FTI Consulting (Media)	
Nick Hasell	+44 (0) 203 727 1340
Alex Le May	
Ariadna Peretz	
Email: tate@fticonsulting.com

- 13 -

Goldman Sachs International (Lead Financial Adviser to Tate & Lyle)

Anthony Gutman	+44 (0) 207 774 1000
Nick Harper	
Twisha Priya	

Greenhill & Co. International LLP (Lead Financial Adviser to Tate & Lyle)

Seamus Moorhead	+44 (0) 207 198 7400
Charlie Stripp	
Charles Gournay	

BofA Securities (Joint Financial Adviser and Corporate Broker to Tate & Lyle)

Ed Peel	+44 (0) 207 628 1000
Oliver Elias	
Matt Hogg	

Citigroup Global Markets Limited (Joint Financial Adviser and Corporate Broker to Tate & Lyle)

Andrew Seaton	+44 (0) 207 986 0000
Robert Way	
Christopher Wren	

Hogan Lovells is acting as legal adviser to Ingredion. Linklaters LLP is acting as legal adviser to Tate & Lyle.

Inside Information

This announcement contains inside information as defined in the Market Abuse Regulation. Upon the publication of this announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain.

Important notices relating to financial advisers and nominated adviser

*J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority (the "**PRA**") and regulated in the United Kingdom by the PRA and the FCA) (together "**J.P. Morgan**"), is acting exclusively for Ingredion and for no-one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Ingredion for providing the protections afforded to clients of J.P. Morgan, nor for providing advice in relation to any matter referred to in this announcement.*

*Goldman Sachs International ("**Goldman Sachs**"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tate & Lyle and no one else in connection with the matters referred to in this announcement and will not be responsible to*

- 14 - anyone other than Tate & Lyle for providing the protections afforded to clients of Goldman Sachs, or for providing advice in connection with the matters referred to in this announcement. Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho Financial Group, Inc., and which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively for Tate & Lyle and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to clients of Greenhill nor for providing advice in connection with the matters referred to in this announcement. Citigroup Global Markets Limited ("Citi"), which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting for Tate & Lyle and for no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to clients of Citi nor for providing advice in connection with the contents of this announcement, or any other matters referred to in this announcement. Neither Citi nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citi in connection with this announcement, any statement contained herein or otherwise. Merrill Lynch International ("BofA Securities"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tate & Lyle and for no one else in connection with matters referred to in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the US Exchange Act, Goldman Sachs, Greenhill, Citi, BofA Securities and their affiliates will continue to act as exempt principal traders in Tate & Lyle Shares on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom. Further information This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or inducement to sell or an invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of an offer to buy any securities, any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made and implemented solely pursuant to the terms of the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of what action is required from Tate & Lyle Shareholders and Tate & Lyle ADS Holders in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document). Tate & Lyle and Ingredion shall prepare the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document) to be distributed to Tate & Lyle Shareholders. Tate & Lyle and Ingredion urge Tate & Lyle Shareholders to read the Scheme Document (or, if the

- 15 - Acquisition is implemented by way of an Offer, the Offer Document) in its entirety when it becomes available because it will contain important information relating to the Acquisition. This announcement does not constitute a prospectus or prospectus equivalent document. Ingredion reserves the right to elect to implement the Acquisition by way of an Offer as an alternative to the Scheme (with the consent of the Panel and subject to the terms of the Co- operation Agreement). In such event, the Acquisition would be implemented on substantially the same terms, so far as applicable, as those which will apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in method of effecting the Acquisition (including without limitation those required by, or deemed appropriate by, Ingredion under applicable law, including US securities law). Further, if sufficient acceptances of such Offer are received and/or sufficient Tate & Lyle Shares are otherwise acquired, it is the intention of Ingredion to apply the provisions of the Companies Act 2006 to acquire compulsorily any outstanding Tate & Lyle Shares to which such offer relates. Overseas Shareholders This announcement has been prepared in accordance with and for the purpose of complying with the laws of England and Wales, the Takeover Code, the Market Abuse Regulation and the Disclosure Guidance and Transparency Rules and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England. The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves of, and observe, any applicable requirements of their jurisdictions. The availability of the Acquisition to Tate & Lyle Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in and citizens of the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in and citizens of the United Kingdom to vote their Tate & Lyle Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another person to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. Unless otherwise determined by Ingredion or required by the Takeover Code, and permitted by applicable law and regulation, participation in the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction and persons receiving this announcement and all such documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by

- 16 - applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of, a national, state or other securities exchange of any Restricted Jurisdiction and the Offer shall not be capable of acceptance by any such use, means, instrumentality or facilities. Further details in relation to Overseas Shareholders will be contained in the Scheme Document. Notice to US Tate & Lyle Shareholders and Tate & Lyle ADS Holders Tate & Lyle Shareholders in the United States and Tate & Lyle ADS Holders should note that the Acquisition relates to the shares of a company incorporated in England and Wales listed on the Main Market of the London Stock Exchange and is proposed to be made by means of a scheme of arrangement provided for under, and governed by, the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the US tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme will be subject to the disclosure and procedural requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the US tender offer and proxy solicitation rules. In addition, Tate & Lyle Shareholders in the United States and Tate & Lyle ADS Holders should be aware that this document has been prepared in accordance with UK format and style, which differs from US format and style. If, in the future, Ingredion exercises the right to implement the Acquisition by way of an Offer (subject to the consent of the Panel and the terms of the Co-operation Agreement) and determines to extend the offer into the United States, such Offer will be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Such an Offer would be made in the United States by Ingredion and no one else. In accordance with normal United Kingdom practice and consistent with Rule 14e-5 under the US Exchange Act, Ingredion, certain of its affiliated companies and the nominees or brokers (acting as agents) of Ingredion and/or such affiliated companies may from time to time make certain purchases of, or arrangements to purchase, Tate & Lyle Shares outside such Offer during the period in which such Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made they would be made outside the United States either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including, to the extent applicable, the US Exchange Act. Any information about such purchases would be disclosed as required in the United Kingdom, would be reported to a Regulatory Information Service and would be available on the London Stock Exchange website at www.londonstockexchange.com. The financial information relating to Tate & Lyle included in this announcement and the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document) has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). US GAAP differs in certain respects from accounting standards applicable in the United Kingdom. None of the financial information in this announcement has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States). The receipt of consideration by a US Tate & Lyle Shareholder or a US Tate & Lyle ADS Holder for the transfer of its Tate & Lyle Shares or Tate & Lyle ADSs, as applicable, pursuant to the Acquisition may be a taxable transaction for US federal income tax purposes and under applicable US state

- 17 - and local, as well as non-US and other, tax laws. Each Tate & Lyle Shareholder and Tate & Lyle ADS Holder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable US federal, state and local, as well as non-US and other, tax laws. It may be difficult for US holders of Tate & Lyle Shares and Tate & Lyle ADS Holders to enforce their rights and any claim arising out of the US federal securities laws or to enforce against Tate & Lyle a judgment of a US court predicated upon the securities laws of the United Kingdom, since Tate & Lyle is incorporated in a non-US jurisdiction, and some of Tate & Lyle's officers and directors are residents of countries other than the United States. US holders of Tate & Lyle Shares and Tate & Lyle ADS Holders may not be able to sue a non-US company or its officers or directors in a non- US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgement. Neither the United States Securities and Exchange Commission (the “SEC”) nor any securities supervisory authority of any state or other jurisdiction in the United States has approved or disapproved the Scheme or reviewed it for its fairness, nor have the contents of this announcement been reviewed for accuracy, completeness or fairness by the SEC or any securities supervisory authority in the United States. Any representation to the contrary is a criminal offence in the United States. Cautionary note regarding forward-looking statements This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Ingredion and Tate & Lyle contain certain statements which are, or may be deemed to be, "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Ingredion and/or Tate & Lyle (as the case may be) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning or derivatives thereof. These statements are based on assumptions and assessments made by Tate & Lyle and/or Ingredion in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this announcement could cause actual results, performance or developments to differ materially from those expressed in or implied by such forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements, include, but are not limited to: the ability to complete the Acquisition, the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other Conditions on the proposed terms, changes in the global, political, economic, business or competitive environments and in market and regulatory forces, changes in financial regulatory matters, changes in future exchange and interest rates, changes in tax rates and future business combinations or dispositions. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements, which

- 18 - speak only as at the date of this announcement. Neither Tate & Lyle nor Ingredion assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. Dealing and opening position disclosure requirements Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure. Publication on a website In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement and other documents required to be published under Rule 26 of the Takeover Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Tate & Lyle’s website at www.tateandlyle.com and Ingredion’s website at www.ingredion.com by no later than 12 noon (London time) on the first Business Day following the date of this announcement. For the avoidance of doubt, neither the contents of these websites nor any website accessible from hyperlinks is incorporated into or forms part of this announcement.

- 19 - No profit forecasts, profit estimates or quantified benefits statements The Tate & Lyle Statement set out in paragraph 9 and Appendix 4 is a profit forecast for the purposes of Rule 28 of the Takeover Code. The Tate & Lyle Statement (and the assumptions and basis of preparation of the Tate & Lyle Statement, as well as the relevant confirmations from the Tate & Lyle Directors) as required by Rule 28.1 of the Takeover Code is set out in Appendix 4 of this announcement. Save for the Tate & Lyle Statement set out in paragraph 9 and Appendix 4, no statement in this announcement is intended to constitute a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that the earnings or future earnings per share of, or dividends or future dividends per share of, Tate & Lyle or Ingredion for the current or future financial years will necessarily match or exceed the historical published earnings or earnings per share or dividends per share of Tate & Lyle or Ingredion. Requesting hard copy documents In accordance with Rule 30.3 of the Takeover Code, Tate & Lyle Shareholders and persons with information rights and participants in Tate & Lyle Share Plans may request a hard copy of this announcement by contacting Tate & Lyle’s registrars, Equiniti, by writing to them at Highdown House, Yeoman Way, Worthing, West Sussex BN99 6DA or by calling them on 0371 384 2063 (for UK calls) or +44 (0) 371 384 2063 (for calls outside the UK) during business hours (9.30 a.m. to 5.30 p.m. (London time) Monday to Friday excluding public holidays in England and Wales). Calls are charged at the standard geographical rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested. Such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. Electronic communications Please be aware that addresses, electronic addresses and certain other information provided by Tate & Lyle Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tate & Lyle may be provided to Ingredion during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c). Rounding Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. General If the Acquisition is effected by way of an Offer, and such an Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Ingredion intends to exercise its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act 2006 so as to acquire compulsorily the remaining Tate & Lyle Shares in respect of which the Offer has not been accepted. Investors should be aware that Ingredion may purchase Tate & Lyle Shares otherwise than under any Offer or the Scheme, including pursuant to privately negotiated purchases.

- 20 - If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser. Rule 2.9 of the Takeover Code For the purposes of Rule 2.9 of the Takeover Code, Tate & Lyle confirms that, as at 5 June 2026 (being the Latest Practicable Date), it had in issue 445,450,004 ordinary shares of 29 1/6 pence each (excluding shares held in treasury). The ISIN for the ordinary shares is GB00BP92CJ43. Tate & Lyle has a sponsored American Depositary Receipts programme for which Citi acts as the Tate & Lyle Depositary. One Tate & Lyle ADS represents four Tate & Lyle Shares. The Tate & Lyle ADSs are evidenced by the Tate & Lyle ADRs, which trade on the OTCQX platform. The trading symbol for these securities is TATYY and the ISIN is US8765707067.

- 21 - NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION FOR IMMEDIATE RELEASE THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION 8 June 2026 RECOMMENDED CASH ACQUISITION of TATE & LYLE PLC ("TATE & LYLE") by INGREDION INCORPORATED ("INGREDION") to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006 1. INTRODUCTION The boards of Ingredion and Tate & Lyle are pleased to announce that they have reached agreement on the terms and conditions of a recommended cash offer by Ingredion for the entire issued and to be issued ordinary share capital of Tate & Lyle (the "Acquisition"). The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act 2006. 2. THE ACQUISITION Under the terms of the Acquisition, Tate & Lyle Shareholders will be entitled to receive in aggregate: • 595 pence in cash per Tate & Lyle Share (the "Cash Consideration"); plus • a final dividend in relation to the financial year ended 31 March 2026 of no greater than 13.2 pence per ordinary Tate & Lyle Share (the "2026 Final Dividend"); plus • an interim dividend in relation to the six-month period ended 30 September 2026 of no greater than 6.8 pence per ordinary Tate & Lyle Share (the "2027 Interim Dividend" and together with the 2026 Final Dividend, the "Permitted Dividends"). The Cash Consideration values the entire issued and to be issued share capital of Tate & Lyle at approximately £2.7 billion ($3.6 billion) on a fully diluted basis, with an implied enterprise value of £3.7 billion ($5.0 billion), and represents a premium of approximately: • 58.7 per cent. to the closing share price of Tate & Lyle Shares on 13 May 2026 (being the last Business Day prior to the start of the Offer Period) (the "Undisturbed Date"); • 65.2 per cent. to the volume-weighted average price of Tate & Lyle Shares for the three months ended on the Undisturbed Date; and

- 22 - • 61.6 per cent. to the volume-weighted average price of Tate & Lyle Shares for the six months ended on the Undisturbed Date. The total value of the Cash Consideration and Permitted Dividends of up to 615 pence per Tate & Lyle Share represents a headline offer premium of approximately: • 64.0 per cent. to the closing share price of Tate & Lyle Shares on the Undisturbed Date; • 70.8 per cent. to the volume-weighted average price of Tate & Lyle Shares in the three months ended on the Undisturbed Date; and • 67.0 per cent. to the volume-weighted average price of Tate & Lyle Shares in the six months ended on the Undisturbed Date. The Cash Consideration and Permitted Dividends (assuming the Permitted Dividends are declared and paid in full) together value the entire issued and to be issued share capital of Tate & Lyle at approximately £2.8 billion on a fully diluted basis with an implied enterprise value of £3.8 billion. The Permitted Dividends will be paid (subject to the approval of the Tate & Lyle Directors and, in the case of the 2026 Final Dividend, the requisite approval of Tate & Lyle Shareholders) in line with Tate & Lyle's ordinary course 2026 and 2027 financial year dividend calendars, in each case without any reduction in the Cash Consideration payable under the Acquisition. If, on or after the date of this announcement and before the Effective Date, any dividend and/or other distribution and/or other return of capital (other than the Permitted Dividends) is declared, made or paid or becomes payable in respect of Tate & Lyle Shares, Ingredion reserves the right to reduce the Cash Consideration by an amount up to the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this announcement to the Cash Consideration will be deemed to be a reference to the Cash Consideration as so reduced. Any exercise by Ingredion of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Scheme. The Tate & Lyle Directors unanimously intend to recommend the Acquisition. Irrevocable undertakings to vote in favour of the Scheme (and if Ingredion, subject to the consent of the Panel and terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion) have been received in respect of an aggregate of 76,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 17.1 per cent. of the existing issued ordinary share capital of Tate & Lyle as at 5 June 2026 (being the last Business Day prior to the date of this announcement) (“Latest Practicable Date”). Intended implementation It is intended that the Acquisition will be implemented by way of a Scheme (although Ingredion reserves the right to effect the Acquisition by way of an Offer, subject to the consent of the Panel and the terms of the Co-operation Agreement). The Conditions to the Acquisition (including the Material Antitrust Conditions highlighted at paragraph 6) are set out in full in Appendix 1 to this announcement.

- 23 - The Tate & Lyle Shares will be acquired pursuant to the Acquisition fully paid and free from all liens, charges, equities, encumbrances, rights of pre-emption and any other interest of any nature whatsoever and together with all rights attaching thereto, including without limitation voting rights and the rights to receive and retain in full all dividends and distributions (if any) announced, declared, made or paid with a record date on or after the Scheme Record Time (other than the Permitted Dividends). 3. RECOMMENDATION OF THE TATE & LYLE DIRECTORS The Tate & Lyle Directors, who have been so advised by Goldman Sachs and Greenhill as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Tate & Lyle Directors, Goldman Sachs and Greenhill have taken into account the commercial assessments of the Tate & Lyle Directors. Goldman Sachs and Greenhill are providing independent financial advice to the Tate & Lyle Directors for the purposes of Rule 3 of the Takeover Code. Accordingly, the Tate & Lyle Directors intend to recommend unanimously that Tate & Lyle Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion) as the Tate & Lyle Directors who hold Tate & Lyle Shares or Tate & Lyle ADSs have irrevocably undertaken to do in respect of their own beneficial holdings (and the beneficial holdings of their close relatives and related trusts), being, in aggregate, 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 0.3 per cent. of the existing issued ordinary share capital of Tate & Lyle, as at the Latest Practicable Date. 4. BACKGROUND TO AND REASONS FOR THE RECOMMENDATION OF TATE & LYLE DIRECTORS Tate & Lyle today and its strategic transformation Tate & Lyle is a speciality food and beverage solutions business. Powered by over 165- years of science and ingredient innovation, Tate & Lyle partners with customers to meet growing consumer demand for healthier, more nutritious and sustainable food and drink. Through its leading expertise in sweetening, mouthfeel and fortification, Tate & Lyle develops ingredients and solutions which reduce sugar, calories and fat, and add fibre and protein to food and drink, across categories including beverage, dairy, bakery and snacks, and soups, sauces, and dressings. Tate & Lyle’s purpose is Transforming Lives through the Science of Food. By living its purpose, and through its broad product portfolio, solutions expertise and deep understanding of the global food and beverage market; Tate & Lyle helps to address key societal challenges such as obesity, diabetes, nutritional deficiency and the impact of climate change. In recent years, Tate & Lyle has successfully completed a major strategic and structural transformation. Through two transactions completed in April 2022 and June 2024, Tate & Lyle sold its Primary Products (“Primient”) commodity business in the Americas to KPS Capital Partners, LLP. Tate & Lyle then acquired CP Kelco, a leading global provider of pectin and speciality gums in November 2024 to create a leader across its sweetening, mouthfeel and fortification platforms with a unique product portfolio and enhanced formulation capabilities significantly increasing Tate & Lyle’s ability to be a solutions partner of choice for its customers. Together, the Primient disposal followed by the CP Kelco acquisition, transformed Tate & Lyle into a growth-focused leading and differentiated

- 24 - speciality food and beverage solutions business, directly aligned with attractive structural and growing consumer trends for healthier, more nutritious and sustainable food and drink. Following this strategic transformation, Tate & Lyle now has around 5,000 employees working in 75 locations in 37 countries, serving customers in more than 120 countries. In July 2025, having successfully completed its strategic transformation, Tate & Lyle presented an updated medium-term strategic roadmap, aiming to accelerate growth through the powerful combination of its enlarged portfolio, and deliver attractive returns to shareholders. Tate & Lyle outlined a medium-term financial algorithm, targeting 4-6 per cent. organic revenue growth, Adjusted EBITDA growth ahead of Revenue, and Adjusted EPS growth ahead of Adjusted EBITDA, while maintaining free cash flow conversion greater than 75 per cent., and maintaining a strong balance sheet, targeting net debt to EBITDA of 1.0x to 2.5x. Outlook for Tate & Lyle Despite the strong, fundamental long-term growth drivers for the ingredients sector, over the last year the operating environment for ingredients companies and their customers has deteriorated, with consumer sentiment weakening across all major regions. Amid slowing near-term growth, Tate & Lyle and several listed Ingredients and CPG companies across the food and beverage sector have lowered guidance and expectations for near-term future performance. In October 2025, Tate & Lyle outlined the impact of this slowing demand in the North American and European markets on Tate & Lyle Group revenue and earnings growth. At the end of a financial year which featured a number of challenges including softer market demand than anticipated, an increasingly complex geopolitical landscape and the integration of two large global businesses, Tate & Lyle delivered 3 per cent. revenue decline and 3 per cent. pro forma Adjusted EBITDA decline for the year ended 31 March 2026, in line with expectations (as outlined in October 2025). During its 2026 financial year, Tate & Lyle delivered over $50 million of productivity savings and increased the target for its 5- year productivity programme by a further $50 million to deliver $200 million of savings by the end of the 2028 financial year. The Tate & Lyle Group also met its CP Kelco combination $50 million annualised run-rate synergy target a year ahead of plan as it completed the integration of the CP Kelco business and began to illustrate the power of the combination by driving increased levels of customer traction and an enlarged new business pipeline. Given the continued challenging economic backdrop and muted market demand, the near- term priorities for Tate & Lyle are to drive volume-led growth and strengthen financial performance through four priority actions focused on: (i) targeted investments to accelerate customer wins; (ii) delivering the full benefits of the CP Kelco combination; (iii) accelerating productivity across the enlarged Tate & Lyle Group; and (iv) continued balance sheet focus aligned with clear capital allocation priorities. As announced in the Tate & Lyle FY26 Financial Results, Tate & Lyle expects to deliver for the year ending 31 March 2027 (on a constant currency basis), modest revenue growth underpinned by volume growth, weighted to the second half, and broadly flat EBITDA before the c.$20 million impact of the rescheduling of the consolidation of bio-gums capacity. Tate & Lyle’s outlook assumes a limited impact from the conflict in the Middle East, and it is taking actions to mitigate cost inflation through a range of initiatives including procurement activities, operational discipline and pricing action. The Tate & Lyle Board remains fully confident in the ongoing execution of its strategic plan and that its successful delivery through volume-led growth and strengthened financial

- 25 - performance will create value for the Tate & Lyle Shareholders over time. However, the financial performance in the 2026 financial year was disappointing and, while actions are being taken with urgency to return the business to top-line growth, the continuation of the current challenging market environment creates risks and uncertainties in the timing of delivery of Tate & Lyle’s financial algorithm. Proposal from Ingredion and considerations in respect of the Acquisition The Tate & Lyle Board was not seeking and did not solicit an offer for Tate & Lyle, though it regularly considers all options for driving and improving shareholder value. The initial unsolicited proposal received from Ingredion at 530 pence per Tate & Lyle Share (at a consideration comprising 80 per cent. cash and 20 per cent. shares of Ingredion) was not at a level which the Tate & Lyle Board felt reflected an appropriate valuation of Tate & Lyle and its future prospects. Following four further proposals from Ingredion, the Board negotiated a proposal which delivers total value of up to 615 pence per Tate & Lyle Share in cash to Tate & Lyle Shareholders comprising cash consideration of 595 pence per Tate & Lyle Share, a final dividend for the financial year to 31 March 2026 of up to 13.2 pence per Tate & Lyle Share and an interim dividend for the six months to 30 September 2026 of up to 6.8 pence per Tate & Lyle Share. The Tate & Lyle Directors felt that this proposal from Ingredion required more detailed consideration. In considering the financial terms of the Acquisition and determining whether they reflect an appropriate valuation of Tate & Lyle and its future prospects, the Tate & Lyle Board took into account several factors including that: o the Acquisition reflects the strength of Tate & Lyle’s business and its future prospects, and provides an opportunity for Tate & Lyle Shareholders to crystallise, in cash, the value of their investments at a fair and reasonable value; o the total value of up to 615 pence per Tate & Lyle Share represents an attractive premium of:  64.0 per cent. to the Closing Price of Tate & Lyle Shares on the Undisturbed Date;  70.8 per cent. to the volume-weighted average price of Tate & Lyle Shares in the three months ended on the Undisturbed Date; and  67.0 per cent. to the volume-weighted average price of Tate & Lyle Shares in the six months ended on the Undisturbed Date; o the Cash Consideration and Permitted Dividends (assuming the Permitted Dividends are declared and paid in full) implies an enterprise value of approximately 9.1 times Tate & Lyle’s Adjusted EBITDA for the 12 months ended 31 March 2026; o the certainty of the Acquisition should be weighed against the inherent uncertainty of the delivery of future value that exists in the business, particularly in the near-term, given the current uncertainty in the global macroeconomic environment, suppressed consumer sentiment and the markets in which Tate & Lyle operates; and o the Acquisition is expected to deliver more risk-adjusted near-term value to Tate & Lyle Shareholders than other strategic options considered by the Tate & Lyle Board. Accordingly, while the Tate & Lyle Board remains confident in its ability to deliver attractive value for the Tate & Lyle Shareholders over the medium to long term, the Tate & Lyle Directors believe that the financial terms of the Acquisition represent an attractive

- 26 - opportunity for Tate & Lyle Shareholders to realise a certain cash value for their investment on completion of the Acquisition relative to the risks inherent in the execution of Tate & Lyle’s strategy. The Tate & Lyle Board has also carefully considered the execution certainty associated with the Acquisition. The commitments provided by Ingredion to satisfy the regulatory Conditions, including the undertaking to take all necessary steps to satisfy the regulatory Conditions as soon as reasonably practicable and in sufficient time to enable completion to occur at least three months prior to the Long Stop Date, subject only to the Regulatory Undertaking Carve-out, were important considerations in the Tate & Lyle Board’s assessment of the Acquisition and its decision to recommend the Acquisition to the Tate & Lyle Shareholders. In considering the Acquisition, the Tate & Lyle Board has taken into account Ingredion’s stated intentions for the business and all its stakeholders, including its employees, customers, and broader network of stakeholders. Following careful consideration of the financial terms of the Acquisition and the commitments made by Ingredion to manage transaction execution risks, the combination of value and certainty that the terms of the Acquisition provide to Tate & Lyle Shareholders, and the above factors, the Tate & Lyle Directors intend to unanimously recommend that Tate & Lyle Shareholders vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Tate & Lyle Directors who hold Tate & Lyle Shares or Tate & Lyle ADSs (and those of their spouse, minor children and/or related trusts (if applicable)), amounting in aggregate to 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs) representing approximately 0.3 per cent. of the issued share capital of Tate & Lyle as at the Latest Practicable Date. 5. BACKGROUND TO AND REASONS FOR THE ACQUISITION Ingredion believes that the Acquisition of Tate & Lyle represents a compelling opportunity to accelerate its customer solutions-led growth strategy to create a scaled specialty ingredients platform. The combination would bring together complementary portfolios, technical expertise and geographic networks. Together, Ingredion and Tate & Lyle would be better placed to help customers address growing consumer demand for food and beverage products that are affordable, nutritious and high-quality. The combination also brings together a broader portfolio of specialty non-food ingredients for customers in the paper making, pharmaceutical, personal, and home care segments. The Acquisition offers strategic, operational and financial benefits, that include: o Bolstering Ingredion’s portfolio and creating significant strategic growth opportunities  Broadens Ingredion’s specialty ingredients platform across texturants, sugar reduction, and fortification.  Adds complementary capabilities for multi-ingredient systems and recipe development.  Expands Ingredion’s ability to address customer needs across a wider range of end use categories and applications.

- 27 - o Creating a complementary and differentiated portfolio for texture and sugar reduction  Combines Ingredion’s texture and sugar reduction capabilities with Tate & Lyle’s expertise in mouthfeel, sweetening, and fortification.  Positions the Combined Group to better help customers address growing consumer demand for food and beverage products that are safe, high quality, affordable, great tasting, and healthier. o Diversifying Ingredion’s global platform with critical scale in North America, Europe and Emerging Markets  Brings together complementary geographic supply networks across the Americas, Europe, the Middle East and Africa, and Asia Pacific.  Delivers faster, more reliable and cost-effective ingredients and solutions for customers and consumers worldwide.  Enhances local market insights to better anticipate regional customer needs and consumer preferences. o Delivering solutions for diverse consumer needs across the value chain  Combines applications expertise, customer-led formulation capabilities and expanded customer centric data insights to deliver more integrated, higher-value ingredient solutions at an affordable price for end consumers.  Enables closer partnership with customers – from concept development through to commercialization – by building cost-effective bespoke ingredient solutions to meet customer needs, and by deepening Ingredion’s innovation and formulation capabilities while accelerating and optimizing speed-to-market. o Enhancing IP and technological capabilities to drive innovation  Unifies two respected brand names with more than a century of history, each known for innovation, quality, service, and trust in the ingredients space.  Combines complementary IP, technology, talent and applications capabilities to support faster innovation and next-generation ingredient systems development.  Enhances the ability to develop systems-based solutions across mouthfeel, sweetening, and fortification, including solutions that support healthier product offerings. o Delivering significant financial benefits and value creation under a prudent financial structure  The Combined Group would represent approximately $9.9 billion of revenue, adjusted EBITDA of $1.8 billion, and have significantly improved free cash flow conversion.  The Cash Consideration implies a pre-synergy total enterprise value to adjusted EBITDA (pre-share-based payments) multiple of approximately 8.8 times, with significant benefits expected in the form of cost synergies.

- 28 -  The integration is expected to deliver significant run-rate net cost synergies of approximately $130 million, which are expected to be fully realized by the end of 2030. The one-off costs to achieve these annual cost savings are expected to amount to approximately $175 million in aggregate by the end of 2030.  The potential sources of cost synergies are expected to be derived from selling, general and administrative expenses (approximately 60 per cent) as well as cost of goods sold (approximately 40 per cent) and will be achieved from Ingredion and Tate & Lyle’s combined businesses through a combination of: • procurement savings; • network flow optimizations; • logistics & warehousing; • operating & IT expenses; and • management & public company cost savings.  The Acquisition is expected to be accretive to adjusted EPS by more than 15 per cent. in the first full fiscal year following the Effective Date.  The Combined Group will maintain a disciplined capital allocation framework and will prioritize debt paydown with a commitment to preserving an investment grade rating. The Combined Group expects pro forma net debt to adjusted EBITDA to be approximately 3 times at the Effective Date, decreasing to approximately 2.5 times within 18 months post-Effective Date. 6. CONDITIONS TO THE ACQUISITION The Acquisition will be on the terms and subject to the Conditions set out in Appendix 1 to this announcement and to the full terms and conditions to be set out in the Scheme Document. The Conditions include, amongst others: (a) the approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Tate & Lyle (or the relevant class or classes thereof, if applicable) at the Scheme Voting Record Time, present and voting (and entitled to vote) at the Court Meeting; (b) the passing of all resolutions required to approve and implement the Scheme by the requisite majority or majorities of Tate & Lyle Shareholders at the General Meeting; (c) the satisfaction or waiver of the Material Antitrust Conditions (as detailed further below); (d) the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Ingredion and Tate & Lyle); and (e) following the sanction of the Scheme by the Court, the delivery of a copy of the Scheme Court Order to the Registrar of Companies for registration. Material Antitrust Conditions The Acquisition is conditional on the Conditions set out in paragraphs 3(a) to 3(l) (inclusive) of Part A of Appendix 1 (the "Material Antitrust Conditions"), which are of material

- 29 - significance to Ingredion in the context of the Acquisition and specifically drawn to the attention of Tate & Lyle Shareholders and Ingredion Shareholders. The Material Antitrust Conditions have been included following specific negotiation between Tate & Lyle and Ingredion, and to take account of the particular circumstances of Tate & Lyle and the Acquisition. While Tate & Lyle and Ingredion are confident in the approach to secure approval of the Acquisition by the relevant Regulatory Authorities in connection with the Material Antitrust Conditions without undertaking any remedies that are adverse to a material extent to the Ingredion Group taken as a whole, Ingredion Shareholders and Tate & Lyle Shareholders should note that, if a Material Antitrust Condition is not satisfied, including if a relevant Regulatory Authority requires remedies that are adverse to a material extent to the Ingredion Group taken as a whole, Ingredion intends to seek the Panel's consent to invoke the relevant Material Antitrust Condition in accordance with Rule 13.5(a) of the Takeover Code to lapse the Acquisition. Shareholders should note that Ingredion intends to seek the Panel's consent to invoke a Material Antitrust Condition, if it would only be satisfied by the parties undertaking remedies in the form of disposals which are adverse to a material extent to the Ingredion Group taken as a whole, as the integrity of the Combined Group's portfolio is an essential part of the strategic and economic rationale for the Acquisition. A decision by the Panel on whether to permit Ingredion to invoke a Condition under Rule 13.5(a) would be judged by the Panel by reference to the facts at the time that the relevant circumstances arise, including the views of the Tate & Lyle Board at that time. 7. INFORMATION RELATING TO INGREDION Ingredion is a global provider of ingredient solutions, headquartered in Westchester, Illinois, USA. Ingredion is listed on the New York Stock Exchange (NYSE: INGR) with a market capitalisation of approximately $6.3 billion as at the Latest Practicable Date. For the fiscal year ended 31 December 2025, Ingredion reported revenue of approximately $7.2 billion. Ingredion is a globally recognized ingredient solutions provider that transforms grains, fruits, vegetables and other plant-based materials into value-added ingredient solutions for the food, beverage, animal nutrition, brewing and industrial customers. Ingredion develops, produces and sells a variety of food and beverage ingredients, primarily starches and sweeteners, for a broad range of customers. With operations in 22 countries and approximately 11,000 employees, Ingredion serves customers in nearly 120 countries and across over 60 industries worldwide. 8. INFORMATION RELATING TO TATE & LYLE Tate & Lyle is a global provider of food and beverage ingredients and solutions, headquartered in London, United Kingdom. Following its acquisition of CP Kelco in November 2024, Tate & Lyle has established itself as a leader in sweetening, mouthfeel and fortification. An expert in food and drink reformulation, Tate & Lyle creates ingredients and solutions which reduce sugar, calories and fat, and add fibre and protein to food and drink, across categories including beverage, dairy, bakery and snacks, and soups, sauces, and dressings. Tate & Lyle employs around 5,000 employees working in 75 locations in 37 countries, serving customers in more than 120 countries.

- 30 - Tate & Lyle provides a range of ingredient solutions including sweeteners, texturants, dietary fibres and other food ingredients to customers in the food and beverage industries worldwide. Tate & Lyle is a public limited company registered in England and Wales. Tate & Lyle Shares are listed on the Official List and admitted to trading on the Main Market of the London Stock Exchange (LSE: TATE). Tate & Lyle has a sponsored American Depositary Receipts programme for which Citi acts as the Tate & Lyle Depositary. One Tate & Lyle ADS represents four Tate & Lyle Shares. The Tate & Lyle ADSs are evidenced by the Tate & Lyle ADRs, which trade on the OTCQX platform. The trading symbol for these securities is TATYY and the ISIN is US8765707067. 9. TATE & LYLE GROUP FY26 FINANCIAL RESULTS On 21 May 2026, Tate & Lyle announced its financial results for the 12 months ended 31 March 2026 (the “Tate & Lyle FY26 Financial Results”). As part of that announcement, the following statement (the “Tate & Lyle Statement”) regarding the outlook for the full financial year to 31 March 2027 was included: “For the year ending 31 March 2027 on a constant currency basis we currently expect to deliver: • Modest revenue growth, underpinned by volume growth, weighted to the second half • Broadly flat EBITDA before the c.US$20 million impact of the rescheduling of the consolidation of bio-gums capacity. Our outlook currently assumes a limited impact from the conflict in the Middle East, and we are taking actions to mitigate cost inflation through a range of initiatives including procurement activities, operational discipline and pricing action.” The Panel has confirmed that the Tate & Lyle Statement constitutes an ordinary course profit forecast for the purposes of Rule 28.1 of the Takeover Code, to which the requirements of Rule 28.1(c)(i) of the Takeover Code apply. Since the Tate & Lyle Statement, Tate & Lyle’s financial performance has been in line with expectations. In relation to the Tate & Lyle Statement, Appendix 4 sets out the assumptions and basis of preparation on which the Tate & Lyle Statement is based and certain confirmations from the Tate & Lyle Directors for the purposes of Rule 28.1(c) of the Takeover Code. 10. IRREVOCABLE UNDERTAKINGS In total, Ingredion has procured irrevocable undertakings to vote (or, where applicable, procure voting) in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion) in respect of, in aggregate, 76,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 17.1 per cent. of the existing issued ordinary share capital of Tate & Lyle as at the Latest Practicable Date. Director Shareholders

- 31 - Ingredion has received irrevocable undertakings from each of the Tate & Lyle Directors that hold Tate & Lyle Shares or Tate & Lyle ADSs to vote (or, where applicable procure the voting) in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion), in respect of a total of 1,186,458 Tate & Lyle Shares (including Tate & Lyle Shares held through Tate & Lyle ADSs), representing approximately 0.3 per cent. of the existing issued ordinary share capital of Tate & Lyle as at the Latest Practicable Date. The director shareholder irrevocable undertakings will cease to be binding only if: (a) Ingredion announces, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by Ingredion in accordance with Rule 2.7 of the Takeover Code; (b) the Scheme Document (or offer document, as applicable) is not published within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree); (c) the Scheme or Offer (as the case may be) has lapsed or been withdrawn (this shall not apply where the Scheme lapses or is withdrawn solely as a result of Ingredion exercising its right to implement the Acquisition by way of an Offer rather than a Scheme) and no new, revised or replacement Scheme or Offer has been announced by Ingredion or its affiliates in accordance with Rule 2.7 of the Takeover Code at the same time; or (d) any competing offer for the issued and to be issued ordinary share capital of Tate & Lyle is made which becomes or is declared unconditional (if implemented by way of an Offer) or otherwise becomes effective (if implemented by way of a Scheme). Huber Ingredion has also received an irrevocable undertaking to vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer (provided it is on terms no less favourable to Tate & Lyle Shareholders than as set out in this announcement) by Ingredion) from Huber Equity Corporation (“Huber”) in respect of a total of 75,000,000 Tate & Lyle Shares (the "Huber Shares") representing, in aggregate, approximately 16.8 per cent. of Tate & Lyle’s existing issued ordinary share capital as at the Latest Practicable Date. Notwithstanding its obligations under the irrevocable undertaking, following the earlier of: (i) the date that the 2027 Interim Dividend is received by Huber; and (ii) 1 February 2027, Huber shall have the right (but not the obligation) to sell or otherwise transfer up to 100 per cent. of the Huber Shares (in one or a series of trades), provided that: (i) the Court Meeting and the General Meeting have each concluded; and (ii) Huber shall not sell or dispose of Huber Shares comprising more than 2 per cent. in aggregate of the Tate & Lyle Shares to any person(s) (or any person acting in concert with such person(s)) without the consent of J.P. Morgan, who may withhold such consent if, in its opinion, the proposed transfer is to an actual or potential competing bidder for Tate & Lyle.

- 32 - All of Huber’s obligations in respect of the irrevocable undertakings given to Ingredion shall terminate and be of no further effect if (amongst other circumstances) a competing firm offer under Rule 2.7 of the Takeover Code is announced in respect of the Tate & Lyle Shares which exceeds the aggregate value per Tate & Lyle Share of the Cash Consideration plus the Permitted Dividends by 10 per cent. or more. Further details of all irrevocable undertakings (including the circumstances in which they cease to be binding) are set out in

- 33 - Appendix 3 to this announcement. 11. FINANCING OF THE ACQUISITION In order to enable J.P. Morgan to give the confirmation referred to in Rule 2.7(d) of the Takeover Code, the Bridge Facility has been entered into, pursuant to which a $4,225,000,000 bridge facility is available to Ingredion which may be drawn on to finance the cash consideration payable pursuant to the Acquisition and to pay fees, costs and expenses in connection with the Bridge Facility, the Acquisition and related transactions and, to the extent not first used for those purposes, to refinance certain existing indebtedness of Tate & Lyle. Ingredion has also entered into an FX option to hedge the amount payable pursuant to the Acquisition on the Effective Date. It is eventually intended that the cash consideration to be payable by Ingredion to Scheme Shareholders under the terms of the Acquisition will be funded through existing cash resources, potential new debt financing and, to the extent required, a drawdown on the Bridge Facility. J.P. Morgan, in its capacity as sole financial adviser to Ingredion, is satisfied that sufficient resources are available to Ingredion to satisfy in full the Cash Consideration payable to Scheme Shareholders pursuant to the terms of the Acquisition. Further information on the financing of the Acquisition will be set out in the Scheme Document. 12. DIRECTORS, EMPLOYEES, MANAGEMENT, PENSIONS, RESEARCH AND DEVELOPMENT AND LOCATIONS Strategic plans and intentions with regards to Tate & Lyle and the Combined Group As set out in paragraph 5, Ingredion believes that the Acquisition represents an opportunity to accelerate its solutions-led growth strategy and create a more global, scaled specialty ingredients business. The combination brings together two complementary businesses with a shared heritage of innovation, technical excellence, product quality, and customer service. Together, Ingredion and Tate & Lyle will be better placed to help customers address growing consumer demand for food and beverage products that are safe, high quality, affordable, great tasting, and healthier. The combination also brings together a broader portfolio of specialty non-food ingredients for customers in the paper making, pharmaceutical, personal, and home care segments. The Acquisition will broaden the Combined Group's specialty ingredients platform across texturants, sugar reduction systems, and fiber fortification. It will add complementary capabilities for recipe formulation by leveraging Ingredion's texture and sugar reduction capabilities and Tate & Lyle's expertise in mouthfeel, sweetening, and fiber fortification. It also brings together complementary geographic supply networks across the Americas, Europe, the Middle East and Africa, and Asia Pacific, to deliver faster, more reliable and cost-effective ingredients and solutions for customers and consumers worldwide. Prior to this Announcement, and consistent with market practice, Ingredion was granted limited access to Tate & Lyle’s senior management for the purposes of undertaking confirmatory due diligence into Tate & Lyle's business and operations as well as to support its assessment of potential synergies and integration. This has enabled Ingredion to

- 34 - develop a preliminary strategy for the Combined Group as well as a preliminary assessment of potential synergy and cost saving opportunities for the Acquisition based on such information (as well as on its own outside-in perspectives). However, Ingredion has not yet had access to sufficiently detailed information to formulate detailed plans or intentions regarding the impact of the Acquisition on the Tate & Lyle Group and this review will remain ongoing in the period to Completion. Following the Effective Date, Ingredion intends to undertake a detailed review of Tate & Lyle's business, operations, workforce, footprint and systems to inform a comprehensive integration plan. Ingredion expects this review to be completed within 12 months following the Effective Date, with implementation taking up to 24 months following the conclusion of the detailed review. Employees and management Ingredion highly values the skills, experience and expertise of the existing management team and employees of Tate & Lyle. Ingredion also acknowledges and respects the important role that Tate & Lyle’s recognized trade unions and other employee representative bodies play in the success of the Tate & Lyle business. Ingredion considers Tate & Lyle’s employees to be critical assets and intends to engage constructively with Tate & Lyle’s management and employees following the Effective Date to ensure an effective integration and drive growth. Ingredion believes that Tate & Lyle employees will benefit from increased opportunities for professional development within a broader global organization, including exposure to a wider range of business segments, customers, and technologies. Following completion of the Acquisition, Ingredion confirms that the existing contractual and statutory rights of Tate & Lyle’s employees will be fully safeguarded and observed in accordance with applicable law, including in respect of terms and conditions of employment and pension arrangements. Other than as set out in paragraph 16, Ingredion has not entered into, nor held discussions regarding, any incentive arrangements with employees or management of Tate & Lyle before this Announcement. Ingredion intends to consider other appropriate incentive arrangements after the Effective Date for certain members of Tate & Lyle’s management and key employees, taking into account the needs of the integrated business and prevailing market practice. Following the Effective Date, Ingredion’s intention is that Jim Zallie will continue as Chairman and Chief Executive Officer of the Combined Group. Non-executive directors who step down from the Tate & Lyle board as of the Effective Date will be paid cash in lieu of any contractual notice periods they do not serve. Ingredion does not intend to make any changes to Tate & Lyle’s overall workforce, other than in certain corporate, manufacturing and support functions where there is overlap with existing roles and operations within the Ingredion Group. Whilst no decision has been taken, Ingredion anticipates that following the conclusion of the post Effective Date review, there could be a material reduction in Tate & Lyle’s workforce, representing approximately 3 per cent. of the Combined Group’s workforce. Any such workforce reduction would be implemented with the aim of combining the strengths and capabilities of both businesses and would be determined as part of the post Effective Date review. The Ingredion Group will comply with applicable law in connection with any workforce reductions. The finalization and implementation of any such selective workforce reductions will be subject to

- 35 - comprehensive planning and appropriate engagement and communication with employees and other stakeholders, including any required information and consultation processes with any affected employees and/or applicable representative bodies. Any individuals impacted will be treated in a manner consistent with applicable law and the high standards, culture and practices of both Ingredion and Tate & Lyle. Save as described above, Ingredion does not intend for there to be any material changes to the conditions of employment or the balance of skills and functions of employees and management of Tate & Lyle. Research and development and fixed assets Ingredion intends to maintain a strong focus on innovation and R&D across the Combined Group. Ingredion currently expects to leverage Tate & Lyle’s innovation capabilities and approximately 1,000 patents, alongside Ingredion’s innovation infrastructure and intellectual property to support accelerated product development, and customer collaboration and support. Following completion of the Acquisition, Ingredion intends to leverage Tate & Lyle’s extensive manufacturing and technical capabilities to accelerate the growth agenda of the Combined Group. Tate & Lyle’s global supply network and specialty manufacturing capabilities will provide the Combined Group with a more robust, complementary platform from which to serve global and local customers most reliably with high‑quality, customized ingredients and solutions that are essential to customers’ and consumers’ needs. Headquarters, functions and locations of business Following the Effective Date, Ingredion intends that the headquarters of the Combined Group will remain at Ingredion’s existing headquarters in Westchester, Illinois, USA. Ingredion intends to leverage Tate & Lyle’s longstanding reputation, presence and relationships in the UK and beyond. Ingredion recognizes the strength and heritage of Tate & Lyle’s brand and product brands with its customers and stakeholders, and intends to leverage these in a manner that maximally preserves tangible and intangible value for the Combined Group. Tate & Lyle’s facilities represent key innovation and manufacturing hubs that Ingredion plans to integrate into its global network. As part of the post Effective Date review of Tate & Lyle's business, the manufacturing footprint of the Combined Group will be assessed holistically. Ingredion intends to utilize the unique strengths and attributes of each element of the combined network to serve global and local customers more effectively and efficiently. Pension arrangements Ingredion intends that, following the Effective Date, there will be no material changes to accrued benefits or to employer contribution arrangements in respect of relevant Tate & Lyle defined benefit and defined contribution pension schemes, and Ingredion intends to engage constructively with the relevant scheme trustee(s) and other stakeholders in ordinary course. Ingredion intends that accrued pension rights will continue to be safeguarded in accordance with applicable law and scheme documentation. Trading facilities The Tate & Lyle Shares are currently admitted to the Official List and admitted to trading on the Main Market of the London Stock Exchange. It is intended that requests will be made

- 36 - to the FCA to cancel admission of the Tate & Lyle Shares to the Official List and to the London Stock Exchange to cancel admission to trading in Tate & Lyle Shares on the Main Market, in each case conditional on the Acquisition becoming Effective. Tate & Lyle has a sponsored ADS Programme for which Citi acts as the Tate & Lyle Depositary. The Tate & Lyle ADSs are evidenced by the Tate & Lyle ADRs, which trade on the OTCQX platform. It is intended that, conditional on the Acquisition becoming Effective, the Tate & Lyle ADS Programme and the listing of the Tate & Lyle ADRs on the OTCQX will be terminated. Following the Acquisition, Ingredion intends to re-register Tate & Lyle as a private company. 13. OFFER-RELATED ARRANGEMENTS 13.1 Confidentiality Agreement Ingredion and Tate & Lyle have entered into a confidentiality agreement dated 14 May 2026 (the "Confidentiality Agreement"), pursuant to which each party has undertaken, amongst other things, to: (i) keep confidential certain information relating to the Acquisition and not to disclose it to third parties (other than certain permitted parties) unless required, amongst other things, by law or regulation; and (ii) use the confidential information only for certain permitted purposes, including the evaluation, negotiation, implementation of the Acquisition. These confidentiality obligations will remain in force until completion of the Acquisition or, if discussions or negotiations relating to the Acquisition terminate prior to completion of the Acquisition, 24 months from the date of the Confidentiality Agreement. 13.2 Co-operation Agreement Ingredion and Tate & Lyle have entered into a co-operation agreement dated 8 June 2026 (the "Co-operation Agreement"), pursuant to which Ingredion has agreed to co-operate with Tate & Lyle to take steps to satisfy the Conditions and to implement the Acquisition. Ingredion has agreed to take all necessary steps to satisfy the regulatory Conditions as soon as reasonably practicable and in sufficient time to enable completion to occur at least three months prior to the Long Stop Date, subject to the Regulatory Undertaking Carve-out. Tate & Lyle has agreed to provide, on a reasonably requested basis and as soon as practicable, such information, documents, assistance and access as may be required for the purposes of filings, submissions and engagement with regulatory authorities, subject to customary limitations including in respect of sensitive information. Ingredion and Tate & Lyle have agreed to cooperate closely in respect of regulatory matters, including sharing draft filings and communications, considering each other’s comments, attending regulatory meetings where permitted and keeping each other informed of material developments. The Co-operation Agreement records Ingredion's and Tate & Lyle's intention to implement the Acquisition by way of the Scheme, subject to the ability of Ingredion to proceed by way of an Offer in certain circumstances as detailed in the Co-operation Agreement. The Co-operation Agreement also contains provisions dealing with certain ancillary matters, including: (i) the ability of Tate & Lyle to declare and pay the Permitted Dividends without any reduction to the Cash Consideration (with Ingredion permitted to reduce the Cash Consideration in respect of any distributions other than the Permitted Dividends); (ii) arrangements relating to Tate & Lyle Share Plans and employee matters, including maintenance of employee compensation opportunities and benefits for a period following the Effective Date and the grant of replacement awards for certain awards under the Tate & Lyle Share Plans that lapse due to time pro-rating in connection with the Acquisition; and

- 37 - (iii) undertakings by Ingredion in respect of the maintenance of directors’ and officers’ indemnities and insurance (including run-off cover) for a period following completion of the Acquisition. The Co-operation Agreement may be terminated in certain customary circumstances, including: (i) by mutual consent, (ii) following a failure of the Scheme through a refusal by the Court to sanction it, (iii) upon invocation of a Condition (with Panel consent), (iv) if a competing proposal completes or becomes effective, (v) if the Acquisition lapses or is withdrawn, or (vi) if the Effective Date has not occurred by the Long Stop Date. Ingredion also has the right to terminate the Co-operation Agreement in the event that the Tate & Lyle board no longer recommends the Acquisition. 13.3 Clean Team Agreement Ingredion and Tate & Lyle have entered into a clean team agreement dated 16 May 2026 (the "Clean Team Agreement") which sets out how any confidential information that is commercially and competitively sensitive can be disclosed, used or shared for the purposes of due diligence, synergies evaluation, planning transition and integration and regulatory clearance, in a manner that does not give rise to the infringement of antitrust laws. 13.4 Confidentiality and Joint Defence Agreement Ingredion, Tate & Lyle and their respective external legal counsels have entered into a joint defence agreement dated 15 May 2026 (the "Confidentiality and Joint Defence Agreement"), the purpose of which is to ensure that the exchange and/or disclosure of certain commercially sensitive materials relating to the parties takes place only between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of any privilege, attorney work product doctrine, right or immunity that might otherwise be available. 14. DISCLOSURE OF INTERESTS IN TATE & LYLE Except for the irrevocable commitments referred to above, as at close of business on the Latest Practicable Date, neither Ingredion, nor any of its directors, nor, so far as Ingredion is aware, any person acting in concert (within the meaning of the Takeover Code) with Ingredion has: (a) any interest in, or right to subscribe for, any relevant securities of Tate & Lyle; (b) any short positions in respect of relevant securities of Tate & Lyle (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; (c) any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code in relation to Tate & Lyle Shares or in relation to any securities convertible or exchangeable into Tate & Lyle Shares; nor (d) borrowed or lent any relevant securities of Tate & Lyle or entered into any financial collateral arrangements relating to such securities. ‘Interests in securities’ for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person will be treated as having an ‘interest’ by virtue of the

- 38 - ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to securities. 15. TATE & LYLE SHARE PLANS Participants in the Tate & Lyle Share Plans will be contacted regarding the effect of the Acquisition on their rights under the Tate & Lyle Share Plans and, where required, appropriate proposals will be made to such participants in accordance with Rule 15 of the Takeover Code in due course. Details of the impact of the Acquisition on rights under the Tate & Lyle Share Plans and any proposals that are required to be made under Rule 15 of the Takeover Code will be set out in the Scheme Document and in separate letters to be sent to participants in the Tate & Lyle Share Plans, including the actions such participants may take in respect of their rights under the Tate & Lyle Share Plans. 16. ARRANGEMENTS BETWEEN INGREDION AND TATE & LYLE MANAGEMENT Tate & Lyle wishes to incentivise and retain key employees in the Tate & Lyle business in order to ensure the successful completion of the Acquisition and to protect the business to be acquired. Accordingly, Ingredion has acknowledged and agreed that Tate & Lyle may implement certain cash employee retention awards (of an aggregate value of up to £18 million (gross, excluding employer's social security costs/levies, but including employee taxes and any other applicable withholdings)) for approximately 100 Tate & Lyle Group employees identified as being business critical (the "Retention Awards"). Except as described in the Co-operation Agreement and subject to certain Tate & Lyle remuneration committee discretions, 50 per cent. of each such award will be payable as soon as reasonably practicable following the Effective Date and the balance will be payable as soon as reasonably practicable following a date falling three to twelve months (depending upon the employee's role) after the Effective Date. Subject to certain Tate & Lyle remuneration committee discretions as described in the Co-operation Agreement, payment under a Retention Award is generally subject to the relevant employee being employed by the Tate & Lyle Group or Ingredion Group on, and not having resigned prior to, the relevant payment date. Nick Hampton, Chief Executive Officer of the Tate & Lyle Group and Sarah Kuijlaars, Chief Financial Officer of the Tate & Lyle Group will also receive cash retention awards of 150 per cent. and 125 per cent. (respectively) of their annual base salaries, subject to completion of the Acquisition and Tate & Lyle ceasing to be listed on the London Stock Exchange (the “Delisting”) and requirements relating to continued employment (the “Executive Retention Awards”). Except as described in the Co-operation Agreement and subject to certain Tate & Lyle remuneration committee discretions, the Executive Retention Awards shall be payable as soon as reasonably practicable following the date falling three months after the Effective Date. The Executive Retention Awards are within (and not additional to) the £18 million limit and the approximately 100 Tate & Lyle Group employee pool described above. As required by, and solely for the purposes of, Rule 16.2 of the Takeover Code, Goldman Sachs and Greenhill have (in their capacity as independent advisers to Tate & Lyle for the purposes of Rule 3 of the Takeover Code), reviewed the terms of the Retention Awards and Executive Retention Awards as described above, together with other information deemed relevant by them, and advised Tate & Lyle that the Retention Awards and Executive Retention Awards are on market terms and are fair and reasonable as far as independent Tate & Lyle Shareholders are concerned. In providing their advice, Goldman Sachs and Greenhill have taken into account the commercial assessments of the Tate & Lyle Directors.

- 39 - 17. TATE & LYLE ADS PROGRAMME The Tate & Lyle Shares underlying the Tate & Lyle ADSs will be included in the Acquisition. The entitlement of Tate & Lyle ADS Holders to the Cash Consideration and the Permitted Dividends under the terms of the Acquisition in respect of the Tate & Lyle Shares underlying their Tate & Lyle ADSs will be determined in accordance with the terms and conditions of the Deposit Agreement. Tate & Lyle ADS Holders will not be entitled to vote directly on the Scheme or the Acquisition. Tate & Lyle ADS Holders that wish to vote directly on the Scheme or the Acquisition must surrender their Tate & Lyle ADSs to the Tate & Lyle Depositary, pay the Tate & Lyle Depositary’s fees, charges and expenses (including any applicable taxes) in accordance with the Deposit Agreement and become holders of Tate & Lyle Shares prior to the Scheme Voting Record Time (in each case, subject to and in accordance with the terms of the Deposit Agreement). Tate & Lyle ADS Holders that wish to vote directly on the Scheme or the Acquisition should take care to surrender their Tate & Lyle ADSs in good time to permit processing to be completed by the Tate & Lyle Depositary and its custodian and to be entered on the Tate & Lyle register of members prior to the Scheme Voting Record Time. Tate & Lyle ADS Holders that hold ADSs through a broker or other securities intermediary should contact the intermediary to determine the date by which they must instruct that intermediary to act in order that the necessary processing can be completed on time. It is intended that, following the Effective Date, the Tate & Lyle ADS Programme and the listing of the Tate & Lyle ADRs on the OTCQX will be terminated. 18. THE SCHEME It is intended that the Acquisition will be effected by means of the Scheme between Tate & Lyle and the Scheme Shareholders (although Ingredion reserves the right to implement the Acquisition by way of an Offer, with the consent of the Panel and subject to the terms of the Co-operation Agreement). The purpose of the Scheme is to provide for Ingredion to become the owner of the entire issued and to be issued share capital of Tate & Lyle. This is to be achieved by the transfer of the Scheme Shares to Ingredion, in consideration for which the Scheme Shareholders shall receive the Cash Consideration due on the basis set out in paragraph 2 of this announcement. To become Effective, the Scheme must be approved at the Court Meeting by a majority in number of the Scheme Shareholders present and voting (and entitled to vote) at such Court Meeting (or the relevant class or classes thereof, if applicable) who are on the register of members of Tate & Lyle at the Scheme Voting Record Time, whether in person or by proxy, representing at least 75 per cent. of the votes attached to the Scheme Shares cast by those Scheme Shareholders (or the relevant class or classes thereof, if applicable). The Scheme also requires the passing of the Resolutions at the General Meeting. The General Meeting is expected to be held immediately after the Court Meeting. Following the Meetings and the satisfaction or waiver of the Conditions, the Scheme must be sanctioned by the Court. Finally, a copy of the Scheme Court Order must be delivered to the Registrar of Companies for registration, upon which the Scheme will become Effective. The Scheme will also be subject to the other Conditions (in particular the Material Antitrust Conditions highlighted at paragraph 6) and further terms set out in Appendix 1 to this announcement and to the full terms and conditions to be set out in the Scheme Document.

- 40 - The Scheme Document will include full details of the Scheme, together with the notices convening the Court Meeting and the General Meeting. The Scheme Document will also contain the expected timetable for the Acquisition, and will specify the necessary actions to be taken by Tate & Lyle Shareholders. Subject to restrictions in respect of Restricted Jurisdictions, the Scheme Document will be sent to Tate & Lyle Shareholders and, for information only, to persons with information rights and participants in the Tate & Lyle Share Plans, as soon as reasonably practicable, and in any event (save with the consent of the Panel), within 28 days of this announcement. The Scheme is expected to become Effective during the second half of 2027, subject to the satisfaction or (where applicable) waiver of the Conditions (including the Material Antitrust Conditions highlighted at paragraph 6). If the Scheme does not become Effective on or before 11:59 p.m. on the Long Stop Date, it will lapse and the Acquisition will not proceed (unless Ingredion and Tate & Lyle otherwise agree and the Panel otherwise consents). As set out in further detail in the Condition in paragraph 2 of Appendix 1, the Scheme will also lapse if, amongst other things, any of the Court Meeting, the General Meeting and/or the Court Sanction Hearing is not held on or before the 22nd day after the expected date of such meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between Ingredion and Tate & Lyle). Upon the Scheme becoming Effective: (i) it will be binding on all Tate & Lyle Shareholders, irrespective of whether or not they attended or voted at the Meetings (and if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Tate & Lyle Shares will cease to be valid and entitlements to Tate & Lyle Shares held within the CREST system will be cancelled. The Cash Consideration will be despatched to Tate & Lyle Shareholders no later than 14 days after the Effective Date. Any Tate & Lyle Shares issued before the Scheme Record Time which remain in issue at the Scheme Record Time will be subject to the terms of the Scheme. The Resolutions to be proposed at the General Meeting will, amongst other things, provide that Tate & Lyle’s articles of association be amended to incorporate provisions requiring, among other things and subject to the Scheme becoming Effective, any Tate & Lyle Shares issued or transferred after the Scheme Record Time (other than to Ingredion and/or its nominees) to be automatically transferred to Ingredion (or as Ingredion may direct) on the same terms as the Acquisition (other than terms as to timings and formalities). The provisions of Tate & Lyle’s articles of association (as amended) will avoid any person (other than Ingredion, its nominees and any person to whom Ingredion may direct the transfer of Tate & Lyle Shares after the Effective Date) holding and retaining Tate & Lyle Shares after the Effective Date. Ingredion reserves the right to elect to implement the Acquisition by way of an Offer as an alternative to the Scheme (with the consent of the Panel and subject to the terms of the Co- operation Agreement). In such event, the Acquisition would be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in method of effecting the Acquisition (including, without limitation those required by, or deemed appropriate by, Ingredion under applicable law, including US securities law). Further, if sufficient acceptances of such Offer are received and/or sufficient Tate & Lyle Shares are otherwise acquired, it is the intention of Ingredion to apply the provisions of the Companies Act 2006 to acquire compulsorily any outstanding Tate & Lyle Shares to which such offer relates.

- 41 - The Scheme will be governed by English law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA and the Registrar of Companies. 19. CANCELLATION OF TRADING AND RE-REGISTRATION Tate & Lyle Shares are currently admitted to trading on the Main Market of the London Stock Exchange. It is intended that a request will be made to the London Stock Exchange to cancel trading in Tate & Lyle Shares, and to re-register it as a private limited company, to take effect shortly after the Effective Date. It is expected that the last day of dealings in Tate & Lyle Shares will be the Business Day after the Court Sanction Hearing and that no transfers will be registered after 6.30 p.m. (London time) on that date. On the Effective Date, any share certificates held by Tate & Lyle Shareholders in respect of Tate & Lyle Shares shall cease to be valid and should be destroyed. 20. CONSENTS Each of J.P. Morgan, Goldman Sachs, Greenhill, BofA Securities and Citi have given and not withdrawn its consent to the publication of this announcement with the inclusion herein of the references to its name in the form and context in which such references appear. 21. DOCUMENTS AVAILABLE FOR INSPECTION Copies of the following documents will by no later than 12 noon on 9 June 2026 be published on Ingredion’s website at www.ingredion.com and Tate & Lyle’s website at www.tateandlyle.com until the end of the offer: (a) this announcement; (b) the Confidentiality Agreement; (c) the Co-operation Agreement; (d) the Clean Team Agreement; (e) the Confidentiality and Joint Defence Agreement; (f) the Bridge Facility; (g) the Fee and Syndication Letter; the irrevocable undertakings referred to in paragraph 10 above and listed in

- 42 - (h) Appendix 3 to this announcement; and (i) the consent letters from each of the financial advisers referred to in paragraph 20 above. The contents of the websites referred to in this announcement are not incorporated into and do not form part of this announcement. 22. GENERAL The Acquisition will be made on the terms and subject to the Conditions (in particular the Material Antitrust Conditions highlighted at paragraph 6) set out in Appendix 1 to this announcement, and to the full terms and conditions to be set out in the Scheme Document. The formal Scheme Document comprising the Cash Consideration will be sent to Tate & Lyle Shareholders within 28 days of this announcement (or on such later date as may be agreed between Ingredion and Tate & Lyle with the consent of the Panel). The sources and bases of calculation of certain information contained in this announcement are set out in Appendix 2 to this announcement. Details of irrevocable undertakings received by Ingredion are set out in

- 43 -

Appendix 3 to this announcement. Details of the Tate & Lyle Statement (which constitutes a profit forecast for purposes of the Takeover Code) and certain confirmations from the Tate & Lyle Directors in respect of the Tate & Lyle Statement are set out in Appendix 4. Certain terms used in this announcement are defined in Appendix 5 to this announcement.

Investor presentation

Ingredion will host a conference call for investors and analysts on the date of this Announcement at 7.00 a.m. Central Time/ 1.00 p.m. British Summer Time to discuss the Acquisition. A live webcast and accompanying presentation will be available at https://ir.ingredionincorporated.com/events-and-presentations. No information presented on the conference call or in the accompanying presentation will form a part of this Announcement.

Enquiries:

Ingredion Incorporated	
Noah Weiss, Vice President, Investor Relations and Corporate Communications	+1 773 896 5242
J.P. Morgan (Sole Financial Adviser to Ingredion)	
Anu Aiyengar	+44 (0) 20 3493 8000
Dwayne Lysaght	+1 212 270 6000
Edouard Metrailler	
Patrick Gallagher	
Brunswick Group (PR Adviser to Ingredion)	
Jayne Rosefield	+44 20 7404 5959
Dave Carlson	+1 312 800 8120
Charles Pretzlik	
Ed Brown	
David Blackburn	
Email: INGREDION@brunswickgroup.com	
Tate & Lyle PLC **Investors**	
Kate Postans, VP Investor Relations	+44 (0) 7796 192 688
FTI Consulting (Media)

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Nick Hasell +44 (0) 203 727 1340

Alex Le May

Ariadna Peretz

Email: tate@fticonsulting.com

Goldman Sachs International (Lead Financial Adviser to Tate & Lyle)

Anthony Gutman +44 (0) 207 774 1000

Nick Harper

Twisha Priya

Greenhill & Co. International LLP (Lead Financial Adviser to Tate & Lyle)

Seamus Moorhead +44 (0) 207 198 7400

Charlie Stripp

Charles Gournay

BofA Securities (Joint Financial Adviser and Corporate Broker to Tate & Lyle)

Ed Peel +44 (0) 207 628 1000

Oliver Elias

Matt Hogg

Citigroup Global Markets Limited (Joint Financial Adviser and Corporate Broker to Tate & Lyle)

Andrew Seaton +44 (0) 207 986 0000

Robert Way

Christopher Wren

Hogan Lovells is acting as legal adviser to Ingredion. Linklaters LLP is acting as legal adviser to Tate & Lyle.

Inside Information

This announcement contains inside information as defined in the Market Abuse Regulation. Upon the publication of this announcement via a Regulatory Information Service, such inside information will be considered to be in the public domain.

Important notices relating to financial advisers and nominated adviser

*J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority (the "**PRA**") and regulated in the United Kingdom by the PRA and the FCA) (together "**J.P. Morgan**"), is acting exclusively for Ingredion and for no-one else in connection with the Acquisition and will not regard any other person as its client in*

- 45 - relation to the Acquisition and will not be responsible to anyone other than Ingredion for providing the protections afforded to clients of J.P. Morgan, nor for providing advice in relation to any matter referred to in this announcement. Goldman Sachs International ("Goldman Sachs"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tate & Lyle and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to clients of Goldman Sachs, or for providing advice in connection with the matters referred to in this announcement. Greenhill & Co. International LLP ("Greenhill"), an affiliate of Mizuho Financial Group, Inc., and which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively for Tate & Lyle and for no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to clients of Greenhill nor for providing advice in connection with the matters referred to in this announcement. Citigroup Global Markets Limited ("Citi"), which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting for Tate & Lyle and for no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to clients of Citi nor for providing advice in connection with the contents of this announcement, or any other matters referred to in this announcement. Neither Citi nor any of its affiliates, directors or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citi in connection with this announcement, any statement contained herein or otherwise. Merrill Lynch International ("BofA Securities"), which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tate & Lyle and for no one else in connection with matters referred to in this announcement and will not be responsible to anyone other than Tate & Lyle for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement. Further information This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or inducement to sell or an invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of an offer to buy any securities, any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made and implemented solely pursuant to the terms of the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of what action is required from Tate & Lyle Shareholders and Tate & Lyle ADS Holders in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document). Tate & Lyle and Ingredion shall prepare the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document) to be distributed to Tate & Lyle Shareholders. Tate & Lyle and Ingredion urge Tate & Lyle Shareholders to read the Scheme Document (or, if the

- 46 - Acquisition is implemented by way of an Offer, the Offer Document) in its entirety when it becomes available because it will contain important information relating to the Acquisition. This announcement does not constitute a prospectus or prospectus equivalent document. Ingredion reserves the right to elect to implement the Acquisition by way of an Offer as an alternative to the Scheme (with the consent of the Panel and subject to the terms of the Co- operation Agreement). In such event, the Acquisition would be implemented on substantially the same terms, so far as applicable, as those which will apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in method of effecting the Acquisition (including without limitation those required by, or deemed appropriate by, Ingredion under applicable law, including US securities law). Further, if sufficient acceptances of such Offer are received and/or sufficient Tate & Lyle Shares are otherwise acquired, it is the intention of Ingredion to apply the provisions of the Companies Act 2006 to acquire compulsorily any outstanding Tate & Lyle Shares to which such offer relates. Overseas Shareholders This announcement has been prepared in accordance with and for the purpose of complying with the laws of England and Wales, the Takeover Code, the Market Abuse Regulation and the Disclosure Guidance and Transparency Rules and information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England. The release, publication or distribution of this announcement in or into jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves of, and observe, any applicable requirements of their jurisdictions. The availability of the Acquisition to Tate & Lyle Shareholders who are not resident in and citizens of the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are located or of which they are citizens. Persons who are not resident in and citizens of the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdictions. In particular, the ability of persons who are not resident in and citizens of the United Kingdom to vote their Tate & Lyle Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another person to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. Unless otherwise determined by Ingredion or required by the Takeover Code, and permitted by applicable law and regulation, participation in the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction and persons receiving this announcement and all such documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction where to do so would violate the laws in that jurisdiction. Doing so may render invalid any related purported vote in respect of the

- 47 - Acquisition. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of, a national, state or other securities exchange of any Restricted Jurisdiction and the Offer shall not be capable of acceptance by any such use, means, instrumentality or facilities. Further details in relation to Overseas Shareholders will be contained in the Scheme Document. Notice to US Tate & Lyle Shareholders and Tate & Lyle ADS Holders Tate & Lyle Shareholders in the United States and Tate & Lyle ADS Holders should note that the Acquisition relates to the shares of a company incorporated in England and Wales listed on the Main Market of the London Stock Exchange and is proposed to be made by means of a scheme of arrangement provided for under, and governed by, the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the US tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Scheme will be subject to the disclosure and procedural requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the US tender offer and proxy solicitation rules. In addition, Tate & Lyle Shareholders in the United States and Tate & Lyle ADS Holders should be aware that this document has been prepared in accordance with UK format and style, which differs from US format and style. If, in the future, Ingredion exercises the right to implement the Acquisition by way of an Offer (subject to the consent of the Panel and the terms of the Co-operation Agreement) and determines to extend the offer into the United States, such Offer will be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Such an Offer would be made in the United States by Ingredion and no one else. In accordance with normal United Kingdom practice and consistent with Rule 14e-5 under the US Exchange Act, Ingredion, certain of its affiliated companies and the nominees or brokers (acting as agents) of Ingredion and/or such affiliated companies may from time to time make certain purchases of, or arrangements to purchase, Tate & Lyle Shares outside such Offer during the period in which such Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made they would be made outside the United States either in the open market at prevailing prices or in private transactions at negotiated prices and would comply with applicable law, including, to the extent applicable, the US Exchange Act. Any information about such purchases would be disclosed as required in the United Kingdom, would be reported to a Regulatory Information Service and would be available on the London Stock Exchange website at www.londonstockexchange.com. The financial information relating to Tate & Lyle included in this announcement and the Scheme Document (or, if the Acquisition is implemented by way of an Offer, the Offer Document) has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). US GAAP differs in certain respects from accounting standards applicable in the United Kingdom. None of the financial information in this announcement has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Company Accounting Oversight Board (United States).

- 48 - The receipt of consideration by a US Tate & Lyle Shareholder or a US Tate & Lyle ADS Holder for the transfer of its Tate & Lyle Shares, or Tate & Lyle ADSs, as applicable, pursuant to the Acquisition may be a taxable transaction for US federal income tax purposes and under applicable US state and local, as well as non-US and other, tax laws. Each Tate & Lyle Shareholder and Tate & Lyle ADS Holder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable US federal, state and local, as well as non-US and other, tax laws. It may be difficult for US holders of Tate & Lyle Shares and Tate & Lyle ADS Holders to enforce their rights and any claim arising out of the US federal securities laws or to enforce against Tate & Lyle a judgment of a US court predicated upon the securities laws of the United Kingdom, since Tate & Lyle is incorporated in a non-US jurisdiction, and some of Tate & Lyle’s officers and directors are residents of countries other than the United States. US holders of Tate & Lyle Shares and Tate & Lyle ADS Holders may not be able to sue a non-US company or its officers or directors in a non- US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgement. Neither the United States Securities and Exchange Commission (the “SEC”) nor any securities supervisory authority of any state or other jurisdiction in the United States has approved or disapproved the Scheme or reviewed it for its fairness, nor have the contents of this announcement been reviewed for accuracy, completeness or fairness by the SEC or any securities supervisory authority in the United States. Any representation to the contrary is a criminal offence in the United States. Cautionary note regarding forward-looking statements This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Ingredion and Tate & Lyle contain certain statements which are, or may be deemed to be, "forward-looking statements". Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Ingredion and/or Tate & Lyle (as the case may be) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning or derivatives thereof. These statements are based on assumptions and assessments made by Tate & Lyle and/or Ingredion in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this announcement could cause actual results, performance or developments to differ materially from those expressed in or implied by such forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements, include, but are not limited to: the ability to complete the Acquisition, the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other Conditions on the proposed terms, changes in the global, political, economic, business or competitive environments and in market and regulatory forces, changes in financial regulatory matters, changes in future exchange and interest rates, changes in tax rates and future business combinations or dispositions.

- 49 - Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this announcement. Neither Tate & Lyle nor Ingredion assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. Dealing and opening position disclosure requirements Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company; and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company; and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure. Publication on a website In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement and other documents required to be published under Rule 26 of the Takeover Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Tate &

- 50 - Lyle’s website at www.tateandlyle.com and Ingredion’s website at www.ingredion.com by no later than 12 noon (London time) on the first Business Day following the date of this announcement. For the avoidance of doubt, neither the contents of these websites nor any website accessible from hyperlinks is incorporated into or forms part of this announcement. No profit forecasts, profit estimates or quantified benefits statements The Tate & Lyle Statement set out in paragraph 9 and Appendix 4 is a profit forecast for the purposes of Rule 28 of the Takeover Code. The Tate & Lyle Statement (and the assumptions and basis of preparation of the Tate & Lyle Statement, as well as the relevant confirmations from the Tate & Lyle Directors) as required by Rule 28.1 of the Takeover Code is set out in Appendix 4 of this announcement. Save for the Tate & Lyle Statement set out in paragraph 9 and Appendix 4, no statement in this announcement is intended to constitute a profit forecast, profit estimate or quantified benefits statement for any period and no statement in this announcement should be interpreted to mean that the earnings or future earnings per share of, or dividends or future dividends per share of, Tate & Lyle or Ingredion for the current or future financial years will necessarily match or exceed the historical published earnings or earnings per share or dividends per share of Tate & Lyle or Ingredion. Requesting hard copy documents In accordance with Rule 30.3 of the Takeover Code, Tate & Lyle Shareholders, Tate & Lyle ADS Holders, and persons with information rights and participants in Tate & Lyle Share Plans may request a hard copy of this announcement by contacting Tate & Lyle’s registrars, Equiniti, by writing to them at Highdown House, Yeoman Way, Worthing, West Sussex BN99 6DA or by calling them on 0371 384 2063 (for UK calls) or +44 (0) 371 384 2063 (for calls outside the UK) during business hours (9.30 a.m. to 5.30 p.m. (London time) Monday to Friday excluding public holidays in England and Wales). Calls are charged at the standard geographical rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. Please note that Equiniti cannot provide any financial, legal or tax advice and calls may be recorded and monitored for security and training purposes. For persons who receive a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested. Such persons may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. Electronic communications Please be aware that addresses, electronic addresses and certain other information provided by Tate & Lyle Shareholders, persons with information rights and other relevant persons for the receipt of communications from Tate & Lyle may be provided to Ingredion during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c). Rounding Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. General If the Acquisition is effected by way of an Offer, and such an Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Ingredion intends to exercise

- 51 - its rights to apply the provisions of Chapter 3 of Part 28 of the Companies Act 2006 so as to acquire compulsorily the remaining Tate & Lyle Shares in respect of which the Offer has not been accepted. Investors should be aware that Ingredion may purchase Tate & Lyle Shares otherwise than under any Offer or the Scheme, including pursuant to privately negotiated purchases. If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser. Rule 2.9 of the Takeover Code For the purposes of Rule 2.9 of the Takeover Code, Tate & Lyle confirms that, as at 5 June 2026 (being the Latest Practicable Date), it had in issue 445,450,004 ordinary shares of 29 1/6 pence each (excluding shares held in treasury). The ISIN for the ordinary shares is GB00BP92CJ43. Tate & Lyle has a sponsored American Depositary Receipts programme for which Citi acts as the Tate & Lyle Depositary. One Tate & Lyle ADS represents four Tate & Lyle Shares. The Tate & Lyle ADSs are evidenced by the Tate & Lyle ADRs, which trade on the OTCQX platform. The trading symbol for these securities is TATYY and the ISIN is US8765707067.

- 52 - APPENDIX 1 Conditions to and Certain Further Terms of the Acquisition Part A Conditions to the Scheme and Acquisition Long Stop Date 1. The Acquisition is conditional upon the Scheme becoming unconditional and becoming Effective, subject to the provisions of the Takeover Code, by no later than 11.59 p.m. (London time) on the Long Stop Date. Scheme approval 2. The Scheme will be conditional upon: (a) (i) its approval by a majority in number representing not less than 75 per cent. in value of the Scheme Shareholders who are on the register of members of Tate & Lyle (or the relevant class or classes thereof, if applicable) at the Scheme Voting Record Time, present and voting (and entitled to vote), either in person or by proxy, at the Court Meeting and at any separate class meeting(s) which may be required by the Court or, in each case, at any adjournment of any such meeting; and (ii) such Court Meeting and any separate class meeting(s) which may be required by the Court being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed between Ingredion and Tate & Lyle); (b) (i) the Resolutions being duly passed by the requisite majority or majorities of Tate & Lyle Shareholders at the General Meeting (or any adjournment thereof); and (ii) such General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed between Ingredion and Tate & Lyle); and (c) (i) the sanction of the Scheme by the Court with or without modification (but subject to any such modification being on terms acceptable to Ingredion and Tate & Lyle); and (ii) the Court Sanction Hearing being held on or before the 22nd day after the expected date of the Court Sanction Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between Ingredion and Tate & Lyle); and (iii) the delivery of a copy of the Scheme Court Order to the Registrar of Companies for registration. General Conditions 3. In addition, subject as stated in Part B of this Appendix 1 and to the requirements of the Panel, Ingredion and Tate & Lyle have agreed that the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived: Antitrust Conditions European Union (a) Insofar as the Acquisition falls within the scope of Council Regulation (EC) No 139/2004 (the "EUMR"), the European Commission having:

- 53 - (i) in the case of a Phase I review pursuant to Article 6 EUMR, adopted a decision under Article 6(1)(b) or Article 6(2) EUMR declaring the Acquisition compatible with the internal market; or (ii) where the European Commission initiates a Phase II investigation pursuant to Article 6(1)(c) EUMR, adopted a decision under Article 8(1) or Article 8(2) EUMR declaring the Acquisition compatible with the internal market, either unconditionally or subject to conditions; or (iii) in either case of clause 3(a)(i) or 3(a)(ii), been deemed to have adopted such a decision pursuant to Article 10 EUMR; (b) insofar as the Acquisition constitutes a notifiable concentration under Article 20 of Regulation (EU) 2022/2560 (the "FSR"): (i) the European Commission informing Ingredion that it has closed the preliminary review under Article 10(4) of the FSR, or making a decision under Article 25(3)(a), pursuant to Article 11(3) (decision with commitments) or under Article 25(3)(b), pursuant to 11(4) (no objection decision) of the FSR in respect of the Acquisition; or (ii) the European Commission being deemed to have allowed the parties to implement the Acquisition by failing to initiate an in-depth investigation within the time limit set out in Articles 25(2) and 24(1)(a) of the FSR; Brazil (c) insofar as the Acquisition constitutes or is deemed to constitute a notifiable transaction under Brazilian Competition Law (Law No. 12,529 of 30 November 2011), either of the following having occurred: (i) the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica)("CADE") General Superintendence Office having approved or cleared the Acquisition and an additional mandatory fifteen day waiting period following publication of the decision in the Federal Official Gazette (Diário Oficial da União) having lapsed with no related appeal by a third party or request for further review by any of CADE's commissioners; or (ii) in the event that any appeal is filed, further review is requested by CADE's Tribunal or CADE's General Superintendence Office does not clear the Acquisition without conditions and refers the Acquisition to CADE's tribunal, the publication of the final decision approving the Acquisition by CADE's tribunal with or without any conditions, deemed unappealable at the administrative sphere; Canada (d) insofar as the Acquisition satisfies the pre-merger notification thresholds identified in the Competition Act (Canada): (i) the Commissioner of Competition (or any person designated to act on behalf of them) (collectively, the "Canadian Commissioner") having issued (and not rescinded or amended) an advance ruling certificate under subsection 102(1) of the Competition Act (Canada) in respect of the Acquisition; or

- 54 - (ii) both (i) the applicable waiting period under section 123 of the Competition Act (Canada) having expired or been terminated by the Canadian Commissioner or the obligation to make a pre-merger notification filing under Part IX of the Competition Act (Canada) having been waived by the Canadian Commissioner pursuant to section 113(c) of the Competition Act (Canada); and (ii) the Canadian Commissioner having advised, in a manner acceptable to the parties acting reasonably, that he or she does not at that time intend to challenge the Acquisition under section 92 of the Competition Act; China (e) insofar as the Acquisition constitutes or is deemed to constitute, a notifiable concentration of undertakings within the meaning of the Anti-Monopoly Law of the People’s Republic of China (as amended) and its implementing regulations ("PRC AML"), and following notification of the Acquisition to China's State Administration for Market Regulation ("SAMR"), SAMR issuing a formal notice approving (either as a decision to not conduct further review or as a decision to not prohibit) the Acquisition in order for Ingredion to consummate the Acquisition, or the statutory review period (including any extensions thereof) has expired without SAMR issuing a decision; Colombia (f) insofar as the Acquisition is subject to merger control review under Law 1340 of 2009, as supplemented by Decree 2153 of 1992 and Decree 1074 of 2015, the Superintendence of Industry and Commerce (Superintendencia de Industria y Comercio – "SIC") having: (i) in the case of a review in the form of a short-form notice (notificación) issued an acknowledgment of receipt; or (ii) in the case of a review not involving a second-phase investigation, cleared the Acquisition upon completion of its preliminary review (Phase I); or (iii) where the SIC conducts a second-phase investigation (Phase II), issued a decision approving the Acquisition, either unconditionally or subject to condition; or (iv) in either case, otherwise confirmed that the Acquisition may proceed, including following the expiry of any applicable review period without the SIC having objected to or prohibited the Acquisition; Mexico (g) insofar as the Acquisition constitutes or is deemed to constitute a notifiable concentration under the Mexican Federal Economic Competition Law (Ley Federal de Competencia Económica) ("LFCE"), the parties having received unconditional approval or conditional approval from the Mexican Antimonopoly National Commission (Comisión Nacional Antimonopolio – "CNA" ) ("CNA") under the LFCE, or the statutory period having expired for the CNA to issue a decision; South Korea

- 55 - (h) insofar as the Acquisition constitutes, or is deemed to constitute, a notifiable acquisition under the South Korean Monopoly Regulation and Fair Trade Act ("MRFTA"), the Korea Fair Trade Commission ("KFTC") having either: (i) issued an approval notification pursuant to the MRFTA that the Acquisition does not violate paragraph 1 of Article 9 (Restriction on Business Combination) of the MRFTA; or (ii) if the KFTC issues an examiner's report, issued a decision approving the Acquisition whether unconditionally or subject to conditions; Tanzania (i) insofar as the Acquisition is subject to merger control under the Tanzanian Fair Competition Act, No.8 of 2003 ("TFCA"), a merger notification to the Tanzanian Fair Competition Commission ("FCC") for the Acquisition having been made and either: (i) the FCC's approval having been obtained either unconditionally or subject to conditions; or (ii) the confirmation that no filing, notification or approval is required under the TFCA; United Kingdom (j) insofar as the Acquisition creates a relevant merger situation within the meaning of Section 23 of the Enterprise Act 2002 (the "EA"), either: (i) confirmation that the Competition and Markets Authority (the “CMA”) has no further questions in relation to the Acquisition following the submission of a briefing paper to the CMA by Ingredion and, as at the date on which all other Conditions are satisfied or waived in relation to the Acquisition, the CMA not having: (1) requested the submission of a merger notice (or draft merger notice); (2) indicated to Ingredion that it intends, or is considering whether, to commence an investigation under section 33 of the EA (a “Phase I Investigation”) into the Acquisition; or (3) indicated that the statutory review period in which the CMA has to decide whether to make a reference under section 34ZA of the EA has begun; or (ii) if the CMA opens a Phase I Investigation into the Acquisition, either: (1) confirmation that the Acquisition will not be referred for a Phase II investigation under section 33 or section 45 of the EA (a “Phase II CMA Reference”) and that the CMA does not intend to accept undertakings in lieu of a Phase II CMA Reference under section 73 of the EA; or (2) confirmation that the CMA has accepted undertakings in lieu of a Phase II CMA Reference under section 73 of the EA; or

- 56 - (3) the period within which the CMA is required to decide whether to make a Phase II CMA Reference in respect of the Acquisition under section 34ZA of the EA having expired without such a decision being made; or (iii) if the CMA makes a Phase II CMA Reference, either: (1) confirmation that the Acquisition will not result in a substantial lessening of competition within any market in the United Kingdom; or (2) confirmation that the Acquisition will result in a substantial lessening of competition and that either no action is required or should be taken to remedy, mitigate or prevent such outcome, or that the Acquisition is permitted to proceed subject to undertakings or orders under sections 82 and 84 of the EA; United States (k) insofar as the Acquisition satisfies the pre-merger notification thresholds identified in the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"): (i) all filings having been made and all or any applicable waiting periods (including any extensions thereof or any time periods set forth in any timing agreements with the United States antitrust authorities) under the HSR Act and the rules and regulations thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition, or any matters arising from the Acquisition; and (ii) no law, injunction (whether temporary, preliminary or permanent), or legal order having been enacted, entered, promulgated or enforced by any federal or state court or antitrust authority of competent jurisdiction which prevents, makes illegal, prohibits, restrains or enjoins the closing of the Acquisition, provided that this paragraph 3(k)(ii) shall only be considered unfulfilled if such law, injunction or legal order remains in effect and has not been lifted, vacated, or otherwise been made unenforceable; Zanzibar (l) insofar as the Acquisition is subject to merger control under the Fair Competition and Consumer Protection Act, 2018, either: (i) the Zanzibar Fair Competition Commission (“ZFCC”) having granted its approval to the Acquisition, either unconditionally or subject to conditions; or (ii) confirmation that no filing, notification or approval is required under the Fair Competition and Consumer Protection Act, 2018; Certain matters arising as a result of any arrangement, agreement, etc. (m) except as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Tate & Lyle Group is a party or by or to which any such member or any of its assets may be bound, entitled or be subject or any event or circumstance, which in consequence of the

- 57 - Acquisition or the proposed acquisition by Ingredion of any shares or other securities in Tate & Lyle or because of a change in the control or management of any member of the Tate & Lyle Group or otherwise, could or might reasonably be expected to result in any of the following to an extent which is material in the context of the Tate & Lyle Group taken as a whole: (i) any monies borrowed by or any other indebtedness (actual or contingent, including without limitation, guarantees, letters of credit and hedging contracts) of, or grant available to any such member of the Tate & Lyle Group, being or becoming repayable or capable of being declared repayable immediately or prior to its or their stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited; (ii) any such agreement, arrangement, licence, permit or other instrument or the rights, liabilities, obligations or interests of any such member of the Tate & Lyle Group thereunder being terminated or adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder; (iii) the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge, encumbrance or other security interest over the whole or any part of the business, property or assets of any member of the Tate & Lyle Group; (iv) the rights, liabilities, obligations or interests of any member of the Tate & Lyle Group under any such arrangement, agreement, licence, permit or instrument or the interests or business of any such member with any other person or body or firm or company (or any arrangement or agreement relating to any such interests or business) being or becoming capable of being terminated, adversely modified or adversely affected; (v) the value of, or the financial or trading position, profits or prospects of, any member of the Tate & Lyle Group being prejudiced or adversely affected; (vi) any assets (or interests in assets) or any asset the use of which is enjoyed by any member of the Tate & Lyle Group being or failing to be disposed of or charged or any right arising under which any such asset (or interests in assets) could be required to be disposed of or charged or could cease to be available to any such member otherwise than in the ordinary course of business; (vii) any member of the Tate & Lyle Group ceasing to be able to carry on business under any name under which it currently does so; or (viii) the creation or acceleration of any liability, actual or contingent, by any member of the Tate & Lyle Group excluding trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred which, under any provision of any such agreement, arrangement, licence, permit or other instrument to which any member of the Tate & Lyle Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would result in any of the events or circumstances as are referred to in Conditions 3(m)(i) to 3(m)(viii);

- 58 - General regulatory (n) except as Disclosed, other than in connection with the Conditions set out in paragraphs (a) to 3(l) (inclusive) above, no Third Party having (1) given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or (2) required any action to be taken or otherwise having done anything, or (3) enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be any outstanding statute, regulation, decision or order which would or might reasonably be expected to: (i) require, prevent or materially delay the divestiture, or materially alter the terms envisaged for any such divestiture by any member of the Ingredion Group or any member of the Tate & Lyle Group of all or any material portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their respective assets or properties (or any part thereof) which, in any such case, is material in the context of the Tate & Lyle Group as a whole; (ii) require, prevent or materially delay a divestiture by any member of the Ingredion Group of any shares or other securities (or the equivalent) in any member of the Tate & Lyle Group; (iii) impose any material limitation on, or result in a material delay in, the ability of any member of the Ingredion Group directly or indirectly to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in Tate & Lyle or on the ability of any member of the Tate & Lyle Group or any member of the Ingredion Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Tate & Lyle Group or the Ingredion Group; (iv) otherwise materially adversely affect the business, assets, profits or prospects of any member of the Tate & Lyle Group; (v) make the Scheme, the Acquisition, its implementation or the acquisition or proposed acquisition by Ingredion or any member of the Ingredion Group of any shares or other securities in, or control or management of, Tate & Lyle void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly materially prevent, restrain, restrict, prohibit, delay or otherwise materially interfere with the same, or impose material additional conditions or obligations with respect thereto or otherwise materially challenge, impede, interfere or require material amendment of the Scheme, the Acquisition, or the acquisition or proposed acquisition by Ingredion of any shares or other securities in, or control or management of, Tate & Lyle; (vi) other than pursuant to Chapter 3 of Part 28 of the Companies Act 2006, require any member of the Ingredion Group or the Tate & Lyle Group to offer to acquire any shares or other securities (or the equivalent) or interest in

- 59 - any member of the Tate & Lyle Group or the Ingredion Group or any other asset owned by any third party (other than in the implementation of the Acquisition); (vii) impose any material limitation on or result in any material delay in the ability of any member of the Ingredion Group or any member of the Tate & Lyle Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the businesses of any other members of the Ingredion Group or any member of the Tate & Lyle Group; or (viii) result in any member of the Tate & Lyle Group ceasing to be able to carry on business under any name under which it presently does so, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or other step under the laws of any jurisdiction in respect of the Scheme, the Acquisition or the acquisition or proposed acquisition of any Tate & Lyle Shares or otherwise intervene having expired, lapsed or been terminated (as appropriate); (o) other than in connection with the Conditions set out in paragraphs (a) to 3(l) (inclusive) above, all material notifications, filings or applications having been made in connection with the Acquisition and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Scheme, the Acquisition, its implementation or the acquisition by Ingredion of any shares or other securities in, or control or management of, Tate & Lyle and all Authorisations reasonably deemed necessary or appropriate by Ingredion (acting reasonably) for or in respect of the Scheme, the Acquisition, its implementation or, except pursuant to Chapter 3 of Part 28 of the Companies Act, the proposed acquisition of any shares or other securities in, or control or management of, Tate & Lyle by Ingredion having been obtained on terms and in a form reasonably satisfactory to Ingredion (acting reasonably) from all appropriate Third Parties or persons with whom any member of the Tate & Lyle Group has entered into contractual arrangements and all such Authorisations necessary or appropriate to carry on the business of any member of the Tate & Lyle Group and, in each case, which is material in the context of the Tate & Lyle Group as a whole remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same immediately before (x) where the Acquisition is implemented by way of a Scheme, immediately prior to 12 noon on the Business Day before the Court Sanction Hearing, and (y) where the Acquisition is implemented by way of an Offer, at the time at which the Offer becomes otherwise unconditional; Certain events occurring since 31 March 2026 (p) except as Disclosed, no member of the Tate & Lyle Group having, since 31 March 2026: (i) (other than as specified in the Co-operation Agreement) issued or agreed to issue or authorised or proposed the issue of, additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or

- 60 - securities or convertible securities or transferred, sold or agreed to transfer or sell or authorise or propose the transfer or sale of shares out of treasury (except, where relevant, (1) intra-Group; or (2) in connection with the exercise of employee share options or vesting and/or settlement of employee share awards in either case (within this (2)) in the ordinary course under and in accordance with the terms of the Tate & Lyle Share Plans); (ii) recommended, declared, paid or made or proposed or resolved to recommend, declare, pay or make any dividend or other distribution (whether payable in cash or otherwise) other than the Permitted Dividends or dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made intra-Group; (iii) save for intra-Group transactions, implemented, effected, authorised, proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, sub- division, scheme, commitment or acquisitions or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is or could reasonably be expected to be material in the context of the Tate & Lyle Group taken as a whole; (iv) save for intra-Group transactions, disposed of, or transferred, mortgaged or charged, or created any security interest over any material asset or any right, title or interest in any material asset (including shares and trade investments) or authorised, proposed or announced any intention to do so other than in the ordinary course of business and to the extent that is, or could reasonably be expected to be, material in the context of the Tate & Lyle Group taken as a whole; (v) save for intra-Group transactions entered into the ordinary course of business, entered into, implemented or authorised the entry into, any joint venture, asset or profit-sharing arrangement, partnership or merger of business or corporate entities, in each case, to an extent which is material in the context of the Tate & Lyle Group taken as whole; (vi) made any alteration to its memorandum or articles of association or other incorporation documents (other than in connection with the Scheme); (vii) save for intra-Group transactions, made, authorised, proposed or announced an intention to propose any material change in its loan capital; (viii) save for intra-Group transactions, issued, authorised or proposed or announced an intention to authorise or propose the issue of any debentures, or any change in or to the terms of any debentures or incurred or increased any indebtedness which is, or could reasonably be expected to be, material in the context of the Tate & Lyle Group taken as a whole; (ix) other than the Permitted Dividends, purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

- 61 - (x) entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is (a) of a long- term, onerous or unusual nature or magnitude, or (b) which is or could reasonably be expected to be materially restrictive on the businesses of any member of the Tate & Lyle Group (other than to a nature and extent which is normal in the context of the business concerned), which, taken together with any other such material contract, arrangement, agreement, transaction or commitment is material in the context of the Tate & Lyle Group as a whole; (xi) entered into, varied (or having offered to vary) the terms of employment of any director or senior manager of any member of the Tate & Lyle Group other than: (A) in the ordinary course of business; or (B) as a result of any change in applicable law; (C) as agreed by Ingredion and (if required) the Panel; or (D) otherwise specified in the Co-operation Agreement; (xii) (other than in respect of a member of the Tate & Lyle Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of indebtedness, its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in each case to the extent material in the context of the Tate & Lyle Group taken as a whole; (xiii) been unable, or admitted in writing that it is unable, to pay its debts when they fall due or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Tate & Lyle Group taken as a whole; (xiv) entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Tate & Lyle Group other than to a nature and extent which is normal in the context of the business concerned; (xv) terminated or varied the terms of any agreement or arrangement between any member of the Tate & Lyle Group and any other person in a manner which would or might reasonably be expected to be materially adverse to the Tate & Lyle Group taken as a whole; (xvi) otherwise than in the ordinary course of business, waived, compromised or settled any claim or regulatory proceeding (whether actual or threatened) by or against any member of the Tate & Lyle Group, which is material in the context of the Tate & Lyle Group taken as a whole;

- 62 - (xvii) except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to or procured any change to, or the custodian or trustee of any scheme having made a change to: (1) the terms of the trust deeds constituting the pension scheme(s) established by any member of the Tate & Lyle Group for its directors, employees, former employees or their dependents; (2) the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder; (3) the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; (4) the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made; or (5) having carried out any act which would or could reasonably be expected to create a material debt owed by an employer to any such plan which would or could reasonably be expected to accelerate any obligation on any employer to fund or pay additional contributions to any such plan in any material respect, in each case, to the extent material in the context of the Tate & Lyle Group taken as a whole; (xviii) proposed, agreed to provide or modified, in such a manner constituting a material change, the terms of any Tate & Lyle Share Plan or any other share option scheme, incentive scheme, retention scheme or other benefit (including compensation) relating to the employment or termination of employment of a senior manager of the Tate & Lyle Group other than: (A) as a result of any change in applicable law; (B) in accordance with the terms of the Co-operation Agreement; (C), if permitted by the Takeover Code; or (D) as otherwise agreed by Ingredion and/or (if required) the Panel; (xix) other than with the consent of Ingredion, having taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Tate & Lyle Shareholders in a general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or (xx) entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition (p), and, for the purposes of sub-paragraphs (i) to (v) (inclusive), (vii) and (viii) of this Condition, the term "Group" shall mean Tate & Lyle and its wholly-owned subsidiaries; No material adverse change, litigation, regulatory enquiry or similar (q) except as Disclosed, since 31 March 2026:

- 63 - (i) no adverse change or deterioration having occurred, and no circumstance having arisen which would or might reasonably be expected to result in any adverse change or deterioration, in the business, assets, financial or trading position, profits or prospects of any member of the Tate & Lyle Group which is material in the context of the Tate & Lyle Group taken as a whole; (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Tate & Lyle Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review investigation or other regulatory proceedings by, or complaint or reference to, any Third Party against or in respect of any member of the Tate & Lyle Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Tate & Lyle Group which in any such case might reasonably be expected to materially adversely affect the Tate & Lyle Group taken as a whole; (iii) no contingent or other liability having arisen or become apparent or increased which affects, or which could reasonably be expected to affect materially and adversely the business, assets, financial or trading position or profits or prospects of any member of the Tate & Lyle Group (and where such effect is or could reasonably be expected to be material in the context of the Tate & Lyle Group as a whole); (iv) no steps having been taken which would or might be reasonably likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Tate & Lyle Group which is necessary for the proper carrying on of its business, in circumstances where the withdrawal, cancellation, termination or modification of such licence has had, is having, or could reasonably be expected to have an effect which is or could reasonably be expected to be material in the context of the Tate & Lyle Group as a whole; and (v) no member of the Tate & Lyle Group having conducted its business in material breach of any applicable laws and regulations where such breach might reasonably be expected to have a material adverse effect on the Tate & Lyle Group taken as a whole; No discovery of certain matters regarding information, liabilities and environmental issues (r) except as Disclosed, Ingredion not having discovered: (i) that any financial, business or other information concerning the Tate & Lyle Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Tate & Lyle Group is misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the date of this announcement by public disclosure, and which is, or was, or could reasonably be expected to be, material in the context of the Tate & Lyle Group taken as a whole; (ii) that any member of the Tate & Lyle Group, is subject to any liability (contingent or otherwise) which is not disclosed in the 2026 Tate & Lyle Annual Report and which is material in the context of the Tate & Lyle Group taken as a whole;

- 64 - (iii) that any past or present member of the Tate & Lyle Group has failed to comply in any material respect with any applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or otherwise relating to environmental matters or the health and safety of humans, which non compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Tate & Lyle Group and which is material in the context of the Tate & Lyle Group taken as a whole; (iv) that there has been a material disposal, discharge, accumulation, emission, or the migration of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human health (whether or not giving rise to non-compliance with any law or regulation), which would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Tate & Lyle Group and which is material in the context of the Tate & Lyle Group as a whole; (v) that there is or is reasonably expected to be any obligation or liability (whether actual or contingent) or requirement including circumstances which would be reasonably likely to lead to a Third Party instituting an environment audit which would be reasonably likely to result in such material obligation, liability or requirement, to improve, install new plant or equipment, or to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Tate & Lyle Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party or any other person or body in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto and which is material in the context of the Tate & Lyle Group taken as a whole; (vi) any information which affects the import of any information disclosed at any time by or on behalf of any member of the Tate & Lyle Group and which is material in the context of the Tate & Lyle Group as a whole; Anti-corruption, sanctions, criminal property (s) except as Disclosed, no member, director, officer or employee of the Tate & Lyle Group or any person that performs or has performed services (or otherwise acts or has acted) for or on behalf of any such company being or at any time having been engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other anti-corruption or anti-bribery law, rule or regulation or legislation applicable to the Tate & Lyle Group; (t) except as Disclosed: (i) no asset nor any member of the Tate & Lyle Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime

- 65 - under any other applicable law, rule or regulation concerning money laundering or proceeds of crime; and (ii) no member of the Tate & Lyle Group having engaged in any activity constituting money laundering under any applicable law, rule or regulation concerning money laundering; (u) no member, director, officer or employee of the Tate & Lyle Group or any person that performs or has performed services for or on behalf of any such member, director, officer or employee being or at any time having been engaged in any activity or business with, made any investments in, made any funds or assets available to or received any funds or assets from any government, entity or individual in respect of which US, United Kingdom or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by the United Nations, US, United Kingdom or European Union laws or regulations, or are targeted or covered by any economic sanctions including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury & Customs, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law; (v) except as Disclosed, no member of the Tate & Lyle Group being or at any time having been engaged in a transaction which would cause any member of the Ingredion Group to be in breach of any applicable law or regulation on completion of the Acquisition save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law; and (w) no member, director, officer or employee of the Tate & Lyle Group, or any other person for whom any such person may be liable or responsible: (i) having engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including but not limited to the US Anti-Terrorism Act; (ii) having engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including but not limited to the Export Administration Regulations administered and enforced by the US Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the US Department of State; (iii) having engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including but not limited to any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; (iv) being debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organization or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement.

- 66 - Part B Certain further terms 1. Subject to the requirements of the Panel and the Takeover Code, Ingredion reserves the right in its sole discretion to waive: (a) the deadline set out in Condition 1 in Part A of this Appendix 1, and any of the deadlines set out in Condition 2 in Part A of this Appendix 1 for the timing of the Court Meeting, the General Meeting and/or the Court Sanction Hearing. If any such deadline is not met, Ingredion will make an announcement by 8.00 a.m. (London time) on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or extended the deadline in relation to the relevant Condition in accordance with the terms on which such deadline may be extended. In all other respects, Conditions 1 and 2 in Part A of this Appendix 1 cannot be waived; and (b) in whole or in part, all or any of the Conditions in Part A of this Appendix 1, except for Conditions 1 and 2 which cannot be waived. 2. The Scheme will be subject to the fulfilment (or waiver, if permitted) of the Conditions (in particular the Material Antitrust Conditions highlighted in paragraph 6 of this Announcement) set out in Part A of this Appendix 1, to the further terms set out in this Part B of Appendix 1, and to the full terms and conditions which will be set out in the Scheme Document, and such further terms as may be required to comply with the provisions of the Takeover Code. 3. Ingredion shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as satisfied or fulfilled any of the Conditions that it is entitled (with the consent of the Panel and subject to the requirements of the Takeover Code) to invoke by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment. 4. If Ingredion is required by the Panel to make an offer for Tate & Lyle Shares under the provisions of Rule 9 of the Takeover Code, Ingredion may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule. 5. Under Rule 13.5(a) of the Takeover Code and subject to the remaining provision of this paragraph 5, Ingredion may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn with the consent of Panel. The Panel will normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Ingredion in the context of the Acquisition. This will be judged by reference to the facts of each case at the time that the relevant circumstances arise. Conditions 1 and 2 above and, if applicable, any acceptance condition if the Acquisition is implemented by means of an Offer, are not subject to Rule 13.5(a) of the Takeover Code. Particular attention is also drawn to the Material Antitrust Conditions as highlighted and described at paragraph 6 of this Announcement. 6. Any Condition that is subject to Rule 13.5(a) of the Takeover Code may be waived by Ingredion. 7. The Tate & Lyle Shares acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any

- 67 - other third party rights and interests of any nature and together with all rights attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) announced, declared, made or paid, or any other return of capital (whether by reduction of share capital or share premium account or otherwise) made on or after the Effective Date (other than the Permitted Dividends). 8. If, on or after the date of this announcement but prior to or on the Effective Date, any dividend and/or other form of capital return or distribution (other than the Permitted Dividends) is announced, authorised, declared, made or paid or becomes payable in respect of Tate & Lyle Shares, and with a record date prior to or on the Effective Date, Ingredion reserves the right (without prejudice to any right of Ingredion, with the consent of the Panel, to invoke Condition 3(p)(ii) in this Appendix 1) to reduce the Cash Consideration by an amount up to the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this announcement to the Cash Consideration will be deemed to be a reference to the Cash Consideration as so reduced. Any exercise by Ingredion of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Scheme. In such circumstances, Tate & Lyle Shareholders would be entitled to retain any such dividend, distribution or other return of capital declared, made or paid which becomes payable. If and to the extent that any such dividend, distribution or other return of capital is announced, declared, made or paid or becomes payable and is either: (i) transferred pursuant to the Acquisition on a basis which entitles Ingredion to receive the dividend, distribution or other return of capital and to retain it; or (ii) cancelled before payment, the Cash Consideration shall not be subject to change in accordance with this paragraph 8. Any exercise by Ingredion of its rights referred to in this paragraph 8 shall not be regarded as constituting any revision or variation of the Acquisition. 9. Ingredion reserves the right to elect to implement the Acquisition by way of an Offer as an alternative to the Scheme (with the consent of the Panel and subject to the terms of the Co- operation Agreement). In such event, the Offer would be implemented on the same terms, so far as applicable, and subject to the terms of the Co-operation Agreement, as those which would apply to the Scheme, subject to appropriate amendments to reflect, among other things, the change in the method of effecting the Acquisition (including, without limitation those required by, or deemed appropriate by, Ingredion under applicable law, including US securities law). Further, if sufficient acceptances of such Offer are received and/or sufficient Tate & Lyle Shares are otherwise acquired, it is the intention of Ingredion to apply the provisions of the Companies Act 2006 to acquire compulsorily any outstanding Tate & Lyle Shares to which such offer relates. 10. The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements. 11. The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction. 12. This announcement and any rights or liabilities arising hereunder, the Acquisition and the Scheme, and any proxies will be governed by English law and be subject to the jurisdiction of the Court and to the Conditions (in particular the Material Antitrust Conditions highlighted at paragraph 6 of this Announcement) and further terms set out in this Appendix 1 and the

- 68 - full terms and conditions to be set out in the Scheme Document. The Co-operation Agreement and any dispute or claim arising out of, or in connection with, it (whether contractual or non-contractual in nature) is governed by English law (save to the extent expressly set out therein) and is subject to the jurisdiction of the courts of England and Wales. The Acquisition will be subject to the applicable requirements of English law, the Takeover Code, the Panel, the London Stock Exchange and the FCA. 13. Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

- 69 - APPENDIX 2 Sources and Bases of Information In this announcement: 1. Unless otherwise stated, historical financial information relating to the Tate & Lyle Group has been extracted or derived (without any adjustment) from the Tate & Lyle FY26 Financial Results. 2. The revenue of the Combined Group is calculated as: (a) Tate & Lyle Full Year FY26 Revenue of £2,006 million ($2,697 million); plus (b) Ingredion LTM Revenue as of 31st March 2026 of $7,198 million. 3. The adjusted EBITDA of the Combined Group is calculated as: (a) Run-rate net cost synergies of approximately $130 million; plus (b) Tate & Lyle Full Year FY26 adjusted EBITDA of £415 million ($558 million) plus the Full Year FY26 Share-based Payments of £8 million ($11 million); plus (c) Ingredion LTM adjusted EBITDA as of 31st March 2026 of $1,219 million, calculated as: (i) LTM adjusted Operating Income of $967 million; plus (ii) LTM Depreciation and Amortisation of $222 million; plus (iii) LTM Share-based Compensation of $35 million; less (iv) LTM Restructuring Cost Adjustment of $5 million. 4. As at the Latest Practicable Date, Tate & Lyle’s fully diluted equity value has been calculated on the basis of a fully diluted ordinary share capital of approximately 452,812,931 based on: (a) 476,744,583 Tate & Lyle Shares in issue; less (b) 31,294,579 Tate & Lyle Shares held in treasury; plus (c) 9,590,949 Tate & Lyle Shares which may be issued or transferred out of treasury on or after the date of this announcement to satisfy the exercise of employee options or vesting of share awards pursuant to the Tate & Lyle Share Plans which are outstanding at the Latest Practicable Date; less (d) 2,228,022 Tate & Lyle Shares held by the Tate & Lyle employee benefit trust that can be used to satisfy the exercise of options or vesting of awards pursuant to the Tate & Lyle Share Plans. 5. The value of approximately £2.7 billion ($3.6 billion) for the entire issued and to be issued ordinary share capital of Tate & Lyle implied by the Cash Consideration is calculated on the basis of: (a) the Cash Consideration of 595 pence per Tate & Lyle Share; and

- 70 - (b) the fully diluted number of Tate & Lyle Shares as referred to in paragraph 4 above. 6. The enterprise value implied by the Cash Consideration for Tate & Lyle of approximately £3.7 billion ($5.0 billion) is calculated with reference to: (a) the value of approximately £2.7 billion ($3.6 billion) for the entire issued and to be issued ordinary share capital of Tate & Lyle in paragraph 5 above; and (b) the following balance sheet items taken from the Tate & Lyle Financial Results for the year ended 31 March 2026, published on 21 May 2026: (i) total interest bearing liabilities of £1,238 million; plus (ii) lease liabilities of £56 million; plus (iii) net pension liabilities of £101 million; less (iv) investments in equities of £31 million; less (v) cash and cash equivalents of £344 million; less (vi) loan receivable of £11 million. 7. The value of approximately £2.8 billion for the entire issued and to be issued ordinary share capital of Tate & Lyle implied by the total value of the Cash Consideration and assuming the Permitted Dividends are paid in full is calculated on the basis of: (a) the Cash Consideration of 595 pence per Tate & Lyle Share; (b) the Permitted Dividends; and (c) the fully diluted number of Tate & Lyle Shares as referred to in paragraph 4 above. 8. The enterprise value implied by the total value of the Cash Consideration and assuming the Permitted Dividends are paid in full of approximately £3.8 billion is calculated with reference to: (a) the value of approximately £2.8 billion for the entire issued and to be issued ordinary share capital of Tate & Lyle in paragraph 7 above; and (b) the following balance sheet items taken from the Tate & Lyle Financial Results for the year ended 31 March 2026, published on 21 May 2026: (i) total interest-bearing liabilities of £1,238 million; plus (ii) lease liabilities of £56 million; plus (iii) net pension liabilities of £101 million; less (iv) investments in equities of £31 million; less (v) cash and cash equivalents of £344 million; less (vi) loan receivable of £11 million. 9. The enterprise value to adjusted EBITDA (pre-share-based payments) multiple implied by the Cash Consideration of approximately 8.8 times is calculated with reference to:

- 71 - (a) the enterprise value implied by the Cash Consideration in paragraph 6 above; and (b) the Tate & Lyle adjusted EBITDA plus the Tate & Lyle Share-based Payments in paragraph 3 above. 10. The Closing Price of Tate & Lyle and volume-weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place. 11. Exchange rates have been derived from Bloomberg and have been rounded to the nearest four decimal places. 12. Certain figures included in this announcement have been subject to rounding adjustments.

- 72 -

APPENDIX 3

Details of Irrevocable Undertakings

1. Irrevocable undertakings from Director Shareholders

1.1 The following Tate & Lyle Directors have given irrevocable undertakings to vote (or, where applicable procure the voting) in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer by Ingredion), in respect of their own beneficial holdings of Tate & Lyle Shares (or those Tate & Lyle Shares over which they have control):

Name	Number of Tate & Lyle Shares in respect of which undertaking is given	Percentage of existing issued share capital
Jeff Carr	10,000	0.0%[6]
John Cheung	5,000	0.0%[6]
Steve Foots[1]	16,100	0.0%[6]
Nick Hampton[2]	1,006,585	0.2%
David Hearn[3]	27,261	0.0%[6]
Sarah Kuijlaars	85,000	0.0%[6]
Kimberly Nelson[4]	6,568	0.0%[6]
Warren Tucker	9,944	0.0%[6]
Claudia Vaz de Lestapis[5]	20,000	0.0%[6]

Notes:

(1) Tate & Lyle Shares are held jointly in the name of Steve Foots and Alison Foots.

(2) 268,285 Tate & Lyle Shares held by Alison Hampton.

(3) 8,200 Tate & Lyle Shares held jointly by David Hearn and Laurie Anne Hearn.

(4) Represented by 1,642 Tate & Lyle ADSs held jointly by Kimberly Nelson.

(5) Represented by 5,000 Tate & Lyle ADSs held jointly by Cláudia Vaz de Lestapis and Alexandre Samuel Pierre Marie de Lestapis.

(6) Represents less than 0.1% of existing issued share capital.

1.2 The obligations contained in the irrevocable undertakings referred to in paragraph 1.1 above lapse and cease to have effect if:

(a) Ingredion announces, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by Ingredion in accordance with Rule 2.7 of the Takeover Code;

- 73 - (b) the Scheme Document (or offer document, as applicable) is not published within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree); (c) the Scheme or Offer (as the case may be) has lapsed or been withdrawn (this shall not apply where the Scheme lapses or is withdrawn solely as a result of Ingredion exercising its right to implement the Acquisition by way of an Offer rather than a Scheme) and no new, revised or replacement Scheme or Offer has been announced by Ingredion or its affiliates in accordance with Rule 2.7 of the Takeover Code at the same time; or (d) any competing offer for the issued and to be issued ordinary share capital of Tate & Lyle is made which becomes or is declared unconditional (if implemented by way of an Offer) or otherwise becomes effective (if implemented by way of a Scheme). 2. Irrevocable undertaking from Huber 2.1 In addition to the Director Shareholders, Ingredion has also received an irrevocable undertaking to vote in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (and if Ingredion, with the consent of the Panel and subject to the terms of the Co-operation Agreement, subsequently structures the Acquisition as an Offer, to accept any Offer (provided it is on terms no less favourable to Tate & Lyle Shareholders than as set out in this announcement) by Ingredion) from Huber in respect of the Huber Shares representing, in aggregate, approximately 16.8 per cent. of Tate & Lyle’s existing issued ordinary share capital as at the Latest Practicable Date. 2.2 Notwithstanding the undertakings at paragraph 2.1 of this Appendix 3, following the earlier of: (i) the date that the 2027 Interim Dividend is received by Huber; and (ii) 1 February 2027, Huber shall have the right (but not the obligation) to sell or otherwise transfer up to 100 per cent. of the Huber Shares (in one or a series of trades), provided that: (i) the Court Meeting and the General Meeting have each concluded; and (ii) Huber shall not sell or dispose of Huber Shares comprising more than 2 per cent. in aggregate of the Tate & Lyle Shares to any person(s) (or any person acting in concert with such person(s)) without the consent of J.P. Morgan, who may withhold such consent if, in its opinion, the proposed transfer is to an actual or potential competing bidder for Tate & Lyle. 2.3 All of Huber’s obligations in respect of the irrevocable undertakings given to Ingredion shall terminate and be of no further effect if (amongst other circumstances) a competing firm offer under Rule 2.7 of the Takeover Code is announced in respect of the Tate & Lyle Shares which exceeds the aggregate value per Tate & Lyle Share of the Cash Consideration plus the Permitted Dividends by 10 per cent. or more. 2.4 In addition, Huber’s obligations in respect of the irrevocable undertaking shall cease in the event that: (a) Ingredion announces, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by Ingredion in accordance with Rule 2.7 of the Takeover Code; (b) the Scheme Document (or offer document, as applicable) is not published within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree);

- 74 - (c) the Scheme or Offer (as the case may be) has lapsed or been withdrawn (this shall not apply where the Scheme lapses or is withdrawn solely as a result of Ingredion exercising its right to implement the Acquisition by way of an Offer rather than a Scheme) and no new, revised or replacement Scheme or Offer has been announced by Ingredion or its affiliates in accordance with Rule 2.7 of the Takeover Code at the same time; (d) if the Scheme or the Offer (as the case may be) has not, in accordance with the requirements of the Takeover Code, become Effective on or before 11.59 p.m. London time on the Long Stop Date; or (e) any competing offer for the issued and to be issued ordinary share capital of Tate & Lyle is made which becomes or is declared unconditional (if implemented by way of Offer) or otherwise becomes effective (if implemented by way of a Scheme).

- 75 - APPENDIX 4 Tate & Lyle Directors Confirmation 1. Tate & Lyle Statement On 21 May 2026, Tate & Lyle announced its financial results for the 12 months ended 31 March 2026 (the “Tate & Lyle FY26 Financial Results”). As part of that announcement, the Tate & Lyle Statement regarding the outlook for the full financial year to 31 March 2027 was published, as follows: “For the year ending 31 March 2027 on a constant currency basis we currently expect to deliver: • Modest revenue growth, underpinned by volume growth, weighted to the second half • Broadly flat EBITDA before the c.US$20 million impact of the rescheduling of the consolidation of bio-gums capacity. Our outlook currently assumes a limited impact from the conflict in the Middle East, and we are taking actions to mitigate cost inflation through a range of initiatives including procurement activities, operational discipline and pricing action.” The Tate & Lyle Statement is made again today in paragraph 9. The Panel has confirmed that the Tate & Lyle Statement constitutes an ordinary course profit forecast for the purposes of Rule 28.1 of the Takeover Code, to which the requirements of Rule 28.1(c)(i) of the Takeover Code apply. 2. Confirmations by the Tate & Lyle Directors The Tate & Lyle Directors have considered the Tate & Lyle Statement and confirm that, as at the date of this announcement, the Tate & Lyle Statement remains valid, has been properly compiled on the basis of the assumptions set out below and the basis of accounting used is consistent with Tate & Lyle's existing accounting policies. 3. Basis of preparation and assumptions The Tate & Lyle Statement has been compiled on the basis of the assumptions set out below and the basis of the accounting policies used in the Tate & Lyle Statement is consistent with the existing accounting policies of the Tate & Lyle Group. Factors within the influence and control of the Tate & Lyle Directors include: • There is no material change to the present management of Tate & Lyle; • There is no material change in the operational structure and strategy of Tate & Lyle; • There is no material change to Tate & Lyle’s existing or prospective customer contract or agreements; • There is no material change in the scale, scope and delivery plan for the synergies related to the acquisition of CP Kelco or the cost saving initiatives ongoing; • There is no material change to any major corporate acquisitions or disposals, developments, partnership or joint venture agreements being entered into by Tate & Lyle (for the avoidance of doubt, other than the possible offer for Tate & Lyle); • Tate & Lyle’s accounting policies will be consistently applied over the forecast period; and • There are no material changes in the dividend or capital allocation policies of Tate & Lyle. Factors outside the influence or control of the Tate & Lyle Directors include:

- 76 - • There will be no changes to existing prevailing macroeconomic or political conditions in the markets and regions in which Tate & Lyle operates that would materially affect Tate & Lyle; • There will be no material change to the foreign exchange, inflation, and tax rates in the markets and regions in which Tate & Lyle operates remaining materially unchanged from the prevailing rates; • There will be no material adverse events or disruption that could have a significant impact on Tate & Lyle's financial performance, including litigation, adverse weather events or natural catastrophes that affect key products, supply chain or markets; • There will be no material impact from tariffs or uncertainty related to potential tariffs; • There will be no further material deterioration in business conditions as a result of the conflict in the Middle East; • There will be no material changes in market conditions impacting either customer demand or competitive environment; • There will be no material adverse outcome from any ongoing or future disputes with any customer, competitor, regulator or tax authority; • There will be no material change in employee attrition rates and no material change in Tate & Lyle's labour costs, including medical and pension and other post-retirement benefits driven by external parties or regulations; and • There will be no material changes in legislation, taxation, regulatory requirements, applicable standards or the position of any regulatory bodies impacting on Tate & Lyle’s operations, expenditure, or its accounting policies. Other important factors and information are contained in the Tate & Lyle FY26 Financial Results, 2026 Tate & Lyle Annual Report (including risks summaries in the section entitled “Risk review”) and Tate & Lyle’s other periodic filings and statements available at www.tateandlyle.com.

- 77 - APPENDIX 5 Definitions "2026 Tate & Lyle Annual Report" means the annual report and audited accounts of Tate & Lyle for the year ended 31 March 2026; "2026 Final Dividend" has the meaning given to it in paragraph 2 of this announcement; "2027 Interim Dividend " has the meaning given to it in paragraph 2 of this announcement; "Acquisition" means the proposed acquisition of the entire issued and to be issued share capital of Tate & Lyle by Ingredion, to be effected by the Scheme as described in this announcement (or by the Offer under certain circumstances described in this announcement); "Authorisations" means regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals; "Blocking Law" means (i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or (ii) any similar blocking or anti- boycott law; "Bridge Facility" means the 364-day bridge loan agreement entered into between Ingredion (as borrower), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (as administrative agent and sole bookrunner and sole arranger) on or about the date hereof; "Business Day" means a day (other than a Saturday, Sunday or public holiday in England) on which banks are generally open for business in London; "Cash Consideration" has the meaning given to it in paragraph 2 of this announcement; "CEO" means Chief Executive Officer; "Citi" means Citigroup Global Markets Limited; "Clean Team Agreement" has the meaning given to it in paragraph 13.3 of this announcement; "close relative" has the meaning given to it in (or the definition applied by the Panel in accordance with) the Takeover Code; "Closing Price" means the closing middle market price of a Tate & Lyle Share on a particular trading day as derived from Bloomberg; "CMA" means the UK Competition and Markets Authority, the competent UK authority responsible for competition; “Combined Group” means the enlarged group comprising the Tate & Lyle Group and the Ingredion Group following the Acquisition; "Companies Act 2006" means the UK Companies Act 2006;

- 78 - "Conditions" means the conditions to the implementation of the Acquisition (including the Material Antitrust Conditions highlighted at paragraph 6 of this Announcement), as set out in Appendix 1 to this announcement and to be set out in the Scheme Document; "Confidentiality Agreement" has the meaning given to it in paragraph 13.1 of this announcement; "Confidentiality and Joint Defence Agreement" has the meaning given to it in paragraph 13.4 of this announcement; "Co-operation Agreement" has the meaning given to it in paragraph 13.2 of this announcement; "Court" means the High Court of Justice in England and Wales; "Court Meeting" means the meeting or meetings of the Tate & Lyle Shareholders (or any class or classes thereof) to be convened by order of the Court pursuant to Part 26 of the Companies Act 2006 (notice of which will be set out in the Scheme Document) for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment, postponement or reconvention thereof; "Court Sanction Hearing" means the hearing of the Court to sanction the Scheme under Part 26 of the Companies Act 2006; "CREST" means the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & International Limited is the Operator (as defined in those Regulations) in accordance with which securities may be held and transferred in uncertificated form; "Dealing Disclosure" has the same meaning as in Rule 8 of the Takeover Code; "Delisting" has the meaning given to it in paragraph 16 of this announcement; “Deposit Agreement” means the amended and restated deposit agreement between Citi and Tate & Lyle dated 15 October 2019 governing the Tate & Lyle ADSs; "Director Shareholders" means Jeff Carr, John Cheung, Steve Foots, Nick Hampton, David Hearn, Sarah Kuijlaars, Kimberly Nelson, Warren Tucker and Claudia Vaz de Lestapis each of whom has entered into an irrevocable undertaking with Ingredion on the terms described in

- 79 - Appendix 3; "Disclosed" means the information which has been disclosed by or on behalf of Tate & Lyle: (i) in the 2026 Tate & Lyle Annual Report; (ii) the Tate & Lyle FY26 Financial Results; (iii) in this announcement; (iv) in any other announcement to a Regulatory Information Service prior to the publication of this announcement; (v) in the virtual data room operated by or on behalf of Tate & Lyle in respect of the Acquisition on or prior to 5 June 2026; or (vi) as otherwise fairly disclosed to Ingredion (or its respective officers, employees, agents or advisers in each case in their capacity as such) prior to the date of this announcement; "Disclosure Guidance and Transparency Rules" means the disclosure guidance and transparency rules made by the FCA and forming part of the FCA’s handbook of rules and guidance, as amended from time to time; "Effective" means in the context of the Acquisition: (i) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective in accordance with its terms; or (ii) if the Acquisition is implemented by way of an Offer, the Offer having been declared or having become unconditional in all respects in accordance with the requirements of the Takeover Code; "Effective Date" means the date on which the Scheme (or Offer, as applicable) becomes Effective in accordance with its terms; "Excluded Shares" means any Tate & Lyle Shares held in treasury by Tate & Lyle; "Executive Retention Awards" has the meaning given to it in paragraph 16 of this announcement; "FCA" means the Financial Conduct Authority; "Fee and Syndication Letter" means the fee and syndication letter agreement between Ingredion and JPMorgan Chase Bank, N.A. in connection with the Bridge Facility dated on or about the date hereof; "FSMA" means the Financial Services and Markets Act 2000; "General Meeting" means the general meeting of Tate & Lyle Shareholders to be convened in connection with the Scheme for the purpose of considering and, if thought fit, approving, inter alia, the Resolutions, and any adjournment, postponement or reconvention thereof; "Goldman Sachs" means Goldman Sachs International; "Greenhill" means Greenhill & Co. International LLP; "Group" means Tate & Lyle and its subsidiary undertakings and, where the context permits, each of them; "Hogan Lovells" means Hogan Lovells International LLP and Hogan Lovells US LLP; "Huber" means Huber Equity Corporation; "Huber Shares" means the 75,000,000 Tate & Lyle Shares beneficially owned by Huber; "Ingredion" means Ingredion, a corporation incorporated in Delaware, United States, with its principal executive offices located at 5 Westbrook Corporate Center, Westchester, Illinois 60154, United States, and listed on the New York Stock Exchange (NYSE: INGR);

- 80 - "Ingredion Group" means Ingredion and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Ingredion and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest; "Latest Practicable Date" means at 5 June 2026 (being the last Business Day prior to the date of this announcement); "London Stock Exchange" means London Stock Exchange plc; "Long Stop Date" means 8 December 2027 or such later date as (i) either of Ingredion or Tate & Lyle may notify to the other, provided such date shall be no later than 8 June 2028; or (ii) the parties may agree (either with the consent of the Panel or at the direction of the Panel (as applicable)) and, if required, as the Court may allow; "Main Market" means the market of that name operated by the London Stock Exchange; "Market Abuse Regulation" means the UK version of the Market Abuse Regulation (EU) No 596/2014, which came into effect on 1 January 2021 when the EU Market Abuse Regulation (EU) No 596/2014 was incorporated into United Kingdom domestic law by the European Union (Withdrawal) Act 2018 and related legislation, with certain modifications; "Material Antitrust Conditions" means the Conditions set out in paragraphs 3(a) to 3(l) (inclusive) of Part A of Appendix 1 of this announcement, relating to the European Union, Brazil, Canada, China, Colombia, Mexico, South Korea, Tanzania, United Kingdom, United States and Zanzibar; "Meetings" means the Court Meeting and the General Meeting and, where the context permits, each of them; "NS&I Act" means the National Security & Investment Act 2021; "Offer" means if, subject to the consent of the Panel and the terms of the Co-operation Agreement, the Acquisition is implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act 2006, the offer to be made by or on behalf of Ingredion to acquire the entire issued and to be issued ordinary share capital of Tate & Lyle and, where the context admits, any subsequent revision, variation, extension or renewal of such offer; "Offer Document" means should the Acquisition be implemented by means of an Offer, the document to be published by or on behalf of Ingredion in connection with the Offer, containing, inter alia, the terms and conditions of the Offer; "Offer Period" means the Offer Period (as defined by the Takeover Code) relating to Tate & Lyle which commenced on 14 May 2026 and ending on the earlier of the date on which the Acquisition becomes Effective and/or the date on which the Acquisition lapses or is withdrawn (or such other date as the Panel may decide); "Opening Position Disclosure" has the same meaning as in Rule 8 of the Takeover Code; "Overseas Shareholders" means Tate & Lyle Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom; "Panel" means the Panel on Takeovers and Mergers; "Permitted Dividends" has the meaning given to it in paragraph 2 of this announcement;

- 81 - "PSP" means Tate & Lyle’s performance share plan, including the Tate & Lyle 2020 Performance Share Plan as approved by Tate & Lyle Shareholders on 23 July 2020 and any predecessor plan, as amended from time to time; "Registrar of Companies" means the Registrar of Companies in England and Wales; "Regulatory Information Service" means an information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements; "related trust" has the meaning given to it in (or the definition applied by the Panel in accordance with) the Takeover Code; "Regulatory Authority" means any central bank, ministry, governmental, quasi- governmental, supranational, statutory, court, regulatory, administrative or investigative body, agency or authority, including, but not limited to, those exercising powers in relation to anti-trust, competition or merger control, regulatory (including financial regulatory), taxing, importing or foreign investment matters, or any other authority, trade agency, association, institution or professional or environmental or health and safety body, in any relevant jurisdiction (including the SEC and the New York Stock Exchange) and any other regulatory authority (in each case) whose consent, or with whom a submission, filing or notification, is necessary in order to satisfy any of the Conditions; "Regulatory Undertaking Carve-out" has the meaning given to it in the Co-operation Agreement; "Resolutions" such shareholder resolutions of Tate & Lyle as are necessary to approve, implement and effect the Scheme and the Acquisition, including (without limitation) a special resolution to amend the articles of association of Tate & Lyle by the adoption and inclusion of a new article under which any Tate & Lyle Shares issued or transferred after the General Meeting shall either be subject to the Scheme or (after the Scheme Record Time) be immediately transferred to Ingredion (or as it may direct) in exchange for the same Cash Consideration as is due under the Scheme; "Restricted Jurisdiction" means any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Tate & Lyle Shareholders in that jurisdiction; "Retention Awards" has the meaning given to it in paragraph 16 of this announcement; "SEC" means the US Securities and Exchange Commission; "Scheme" means the proposed scheme of arrangement under Part 26 of the Companies Act 2006 between Tate & Lyle and Tate & Lyle Shareholders to implement the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Tate & Lyle and Ingredion; "Scheme Court Order" means the order of the Court sanctioning the Scheme under section 899 of the Companies Act 2006; "Scheme Document" means the circular relating to the Scheme to be despatched to Tate & Lyle Shareholders and persons with information rights, setting out, among other things, the details of the Acquisition, the full terms and conditions of the Scheme and containing the notices convening the Court Meeting and the General Meeting (including, as the context requires, any supplementary scheme document);

- 82 - "Scheme Record Time" means the time and date specified as such in the Scheme Document, expected to be 6.30 p.m. on the Business Day immediately after the Court Sanction Hearing, or such other time as Tate & Lyle and Ingredion may agree; "Scheme Shareholder" means a holder of Scheme Shares; "Scheme Shares" means: (a) all Tate & Lyle Shares in issue at the date of the Scheme Document; (b) any Tate & Lyle Shares issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and (c) any Tate & Lyle Shares issued at or after the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, but in each case other than the Excluded Shares; "Scheme Voting Record Time" means the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.30 p.m. on the day which is two days before the Court Meeting or, if the Court Meeting is adjourned to 6.30 p.m. on the day which is two days before the date of such adjourned Court Meeting; "Significant Interest" means, in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking; "Takeover Code" means the City Code on Takeovers and Mergers of the United Kingdom issued by the Panel, as amended from time to time; "Tate & Lyle" means Tate & Lyle PLC, a public company incorporated in England and Wales with registered number 00076535; "Tate & Lyle ADRs" means the American depositary receipts (including those in the form of a “Balance Certificate” as defined in the Deposit Agreement) that are listed on OTCQX under the trading symbol TATYY and evidence the Tate & Lyle ADSs; "Tate & Lyle ADS Holder" means a holder of Tate & Lyle ADSs; "Tate & Lyle ADSs" means the American depositary shares of Tate & Lyle, each representing a unit of beneficial ownership in four Tate & Lyle Shares, which are registered in the name of the Tate & Lyle Depositary and evidenced by the Tate & Lyle ADRs; "Tate & Lyle ADS Programme" means the Tate & Lyle ADS Programme; "Tate & Lyle Board" means the board of directors of Tate & Lyle; "Tate & Lyle Depositary" means Citi, the depositary bank for the Tate & Lyle ADS Programme; "Tate & Lyle Directors" means the directors of Tate & Lyle as at the date of this announcement;

- 83 - "Tate & Lyle FY26 Financial Results" has the meaning given to it in paragraph 9 of this announcement; "Tate & Lyle Group" means Tate & Lyle and its subsidiaries, subsidiary undertakings, associated undertakings and any other body corporate, partnership, joint venture or person in which Tate & Lyle and/or such subsidiaries or undertakings (aggregating their interests) have a Significant Interest; "Tate & Lyle Shareholders" means the registered holders of Tate & Lyle Shares from time to time; "Tate & Lyle Share Plans" means the Tate & Lyle Sharesave Plan 2020 approved by Tate & Lyle Shareholders on 23 July 2020, the Tate & Lyle 2020 Performance Share Plan approved by Tate & Lyle Shareholders on 23 July 2020, the Tate & Lyle 2013 Performance Share Plan approved by Tate & Lyle Shareholders on 26 July 2012 and the Tate & Lyle Discretionary Group Bonus Plan 2024 approved by the remuneration committee of Tate & Lyle on 21 September 2010, each as amended from time to time; "Tate & Lyle Shares" means the existing unconditionally allotted or issued fully paid ordinary shares of 29 1/6 pence each in the capital of Tate & Lyle and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes Effective; "Tate & Lyle Statement" has the meaning given to it in paragraph 9 of this announcement; "Third Party" means any government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution or self-regulatory authority, or any other body or person whatsoever in any jurisdiction; "UK" or "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland; "Undisturbed Date" means 13 May 2026, being the last Business Day prior to the start of the Offer Period; "US" or "United States" means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia; "US Exchange Act" means US Securities Exchange Act of 1934 (as amended), and the rules and regulations promulgated thereunder; and "US Securities Act" means US Securities Act of 1933 (as amended), and the rules and regulations promulgated thereunder. For the purposes of this announcement: • "subsidiary", "subsidiary undertaking" and "undertaking" have the respective meanings given to them by the Companies Act 2006 and "associated undertaking" has the meaning given to it by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose); • all references to a statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended,

- 84 - replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or validly deriving therefrom; • all references to time are to London time unless otherwise stated; • all references to "£", “GBP”, "pence" and "penny" are to the lawful currency of the United Kingdom; • all references to "$", “USD”, “US$”, "cents" and "cent" are to the lawful currency of the United States of America; and • references to the singular include the plural and vice versa.